As filed with the Securities and Exchange Commission on November 17, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MIDCOAST ENERGY PARTNERS, L.P. *

(Exact name of registrant as specified in its charter)

Delaware	61-1714064
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1100 Louisiana

Suite 3300

Houston, Texas 77002

(Address of principal executive offices and zip code)

(713) 821-2000

(Registrant’s telephone number, including area code)

Chris Kaitson

1100 Louisiana, Suite 3300

Houston, Texas 77002

(713) 821-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Laura J. McMahon

Baker & Hostetler LLP

811 Main Street, Suite 1100

Houston, Texas 77002

(713) 646-1301

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)(2)	Proposed maximum aggregate offering price	Amount of registration fee
Class A Common Units(3)
Senior Debt Securities(4)
Subordinated Debt Securities(4)
Guarantees of Debt Securities by Co-Registrant Guarantors(5)
Total	$1,500,000,000	$174,300

(1)	Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.
(2)	The registrant is registering an indeterminate aggregate principal amount and number of securities of each identified class of securities up to a proposed aggregate offering price of $1,500,000,000, which may be offered from time to time in unspecified numbers and at indeterminate prices, and as may be issuable in exchange for, or upon the exercise, conversion, redemption, repurchase or exercise of any securities registered hereunder.
(3)	The amount of securities registered hereunder shall be deemed to include any additional securities issuable as a result of any split, in-kind distribution or other similar transaction.
(4)	If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount at maturity as shall result in an aggregate offering price not to exceed $1,500,000,000, less the aggregate dollar amount of all securities previously issued hereunder.
(5)	The subsidiaries of Midcoast Energy Partners, L.P. named as Co-Registrant Guarantors and any of its future subsidiaries of the registrant may fully and unconditionally guarantee the debt securities of the registrant. No additional consideration will be received for the guarantees. In accordance with Rule 457(n), no separate fee is payable with respect to the guarantees of the debt securities being registered.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

*TABLE OF CO-REGISTRANT GUARANTORS

Company Name	State of Organization	I.R.S. Employer Identification Number
ELTM, L.P.	Delaware	76-0378638
Enbridge Energy Marketing, L.L.C.	Delaware	76-0378638
Enbridge G & P (East Texas) L.P.	Texas	76-0378638
Enbridge G & P (North Texas) L.P.	Texas	76-0378638
Enbridge G & P (Oklahoma) L.P.	Texas	76-0378638
Enbridge Gathering (North Texas) L.P.	Texas	76-0378638
Enbridge Holdings (Texas Systems) L.L.C.	Delaware	76-0378638
Enbridge Liquids Marketing (North Texas) L.P.	Delaware	76-0378638
Enbridge Marketing (North Texas) L.P.	Delaware	76-0378638
Enbridge Marketing (U.S.) L.L.C.	Delaware	76-0378638
Enbridge Marketing (U.S.) L.P.	Texas	76-0378638
Enbridge Partners Risk Management, L.P.	Delaware	76-0378638
Enbridge Pipelines (East Texas) L.P.	Texas	76-0378638
Enbridge Pipelines (Louisiana Liquids) L.L.C.	Delaware	76-0378638
Enbridge Pipelines (North Texas) L.P.	Texas	76-0378638
Enbridge Pipelines (Oklahoma Transmission) L.L.C.	Delaware	76-0378638
Enbridge Pipelines (Texas Gathering) L.P.	Delaware	76-0378638
Enbridge Pipelines (Texas Intrastate) L.P.	Texas	76-0378638
Enbridge Pipelines (Texas Liquids) L.P.	Texas	76-0378638
H&W Pipeline, L.L.C.	Alabama	76-0378638
Midcoast Operating, L.P.	Texas	76-0378638
Midcoast OLP GP, L.L.C.	Delaware	61-1714064

The address and phone number of each of the additional registrants is c/o Midcoast Energy Partners, L.P., 1100 Louisiana, Suite 3300, Houston, TX 77002, (713) 821-2000.

The information in this prospectus is not complete and may be changed. The securities may not be sold pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 17, 2014

PROSPECTUS

$1,500,000,000

MIDCOAST ENERGY PARTNERS, L.P.

Class A Common Units

Senior Debt Securities

Subordinated Debt Securities

Guarantees of Debt Securities

We may, from time to time, offer and sell our Class A common units, senior debt securities or subordinated debt securities. This prospectus also covers guarantees of our obligations under any debt securities, which may be given from time to time by one or more of our existing and future subsidiaries on terms to be determined at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement and the documents incorporated by reference herein and therein carefully before you invest in our securities. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

You should read carefully this prospectus and any prospectus supplement before you invest. You also should read the documents we have referred you to in the “Available Information” section of this prospectus for information on us and for our financial statements.

The Class A common units are listed on the New York Stock Exchange under the symbol “MEP.” On November 11, 2014, the last reported sale price of our Class A common units on the New York Stock Exchange was $15.47 per unit.

Investing in our Class A common units, senior debt securities or subordinated debt securities involves risks. Limited partnerships are inherently different from corporations. You should carefully consider the risk factors beginning on page 4 of this prospectus and in any applicable prospectus supplement before you make an investment in our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                      , 2014.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We have not authorized anyone else to provide you different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of such documents.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under the shelf registration process, we may sell the securities described in this prospectus in one or more public offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. Before investing in our securities, you should carefully read both the prospectus and any prospectus supplement together with the additional information described under the headings “Available Information” and “Incorporation of Certain Information by Reference.”

As used in this prospectus, “we,” “us,” “our,” “the Partnership” and “Midcoast Partners” means Midcoast Energy Partners, L.P. and, where the context requires, includes our operating subsidiaries. In addition, we refer to Midcoast Holdings, L.L.C., our general partner, as “Midcoast Holdings.”

AVAILABLE INFORMATION

We file annual, quarterly and other reports and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for information on the public reference room. You can also find our filings on the SEC’s website at http://www.sec.gov and on our website at http://www.midcoastpartners.com. Information contained on our website is not part of this prospectus, unless specifically so designated and filed with the SEC. In addition, our reports and other information about us can be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of Midcoast Partners, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file later with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in a particular offering under this shelf registration, you should always check for reports we may have filed with the SEC after the date of this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the applicable offering under this prospectus and any prospectus supplement is terminated, in each case other than information furnished to the SEC under Item 2.02 or 7.01 of Form 8-K and which is not deemed filed under the Securities Exchange Act of 1934, as amended, and is not incorporated in this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on February 18, 2014;

•	Our Quarterly Reports on Form 10-Q filed with the SEC on May 2, 2014, August 1, 2014 and November 3, 2014;

•	Our Current Reports on Form 8-K filed with the SEC on January 16, 2014, February 14, 2014, June 19, 2014 and October 6, 2014; and

•	The description of the Class A common units contained in our Registration Statement on Form 8-A, filed with the SEC on November 4, 2013.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference in this prospectus, other than exhibits to any such document not specifically described above. Requests for such documents should be directed to:

Investor Relations

Midcoast Energy Partners, L.P.

1100 Louisiana, Suite 3300

Houston, Texas 77002

(855) 637-7222

mep@enbridge.com

MIDCOAST ENERGY PARTNERS, L.P.

We are a publicly traded Delaware limited partnership that owns and operates natural gas gathering, treating, processing, transportation and marketing assets in the United States. Our Class A common units are traded on the New York Stock Exchange under the symbol “MEP.” We were formed in 2013 by Enbridge Energy Partners, L.P., or EEP, to serve as EEP’s primary vehicle for owning and growing its natural gas and natural gas liquids, or NGL, midstream business in the United States. As a pure-play U.S. natural gas and NGL midstream business, we will be able to pursue a more focused and flexible strategy, have direct access to the equity and debt capital markets, and have the opportunity to grow through organic growth opportunities and acquisitions, including drop-down transactions from EEP.

We currently own a 51.6% controlling interest in Midcoast Operating, L.P., a Texas limited partnership that owns a network of natural gas and NGL gathering and transportation systems, natural gas processing and treating facilities and NGL fractionation facilities primarily located in Texas and Oklahoma. Midcoast Operating also owns and operates natural gas, condensate and NGL logistics and marketing assets that primarily support its gathering, processing and transportation business. Through our ownership of 100% of the limited liability company interests in Midcoast OLP GP, L.L.C., Midcoast Operating’s general partner, we control, manage and operate these systems. EEP has retained a 48.4% non-controlling interest in Midcoast Operating.

Our business primarily consists of gathering unprocessed and untreated natural gas from wellhead locations and other receipt points on our systems, processing the natural gas to remove NGLs and impurities at our processing and treating facilities and transporting the processed natural gas and NGLs to intrastate and interstate pipelines for transportation to various customers and market outlets. In addition, we also market natural gas and NGLs to wholesale customers.

Our Class A common units represent limited partner interests in us. We also have limited partner interests that are represented by Subordinated Units and Class B common units. All of our Subordinated Units are owned by EEP. The Class A common units and Class B common units are collectively referred to in this prospectus as “common units.”

Our executive offices are located at 1100 Louisiana, Suite 3300, Houston, Texas 77002 and our telephone number is (713) 821-2000.

RISK FACTORS

Before you make a decision to invest in our securities, you should be aware that such an investment involves various risks, uncertainties and factors including those described in this prospectus or any prospectus supplement and the documents we have incorporated by reference. If any of those risks actually occurs, our business, financial condition, results of operations or cash flows could be materially adversely affected. We also urge you to consider carefully the discussion of risk factors in this prospectus and any prospectus supplement under the captions “Risk Factors” and “Information Regarding Forward-Looking Statements” and in our other current filings with the SEC under the Securities Exchange Act of 1934, as amended, particularly under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus and any prospectus supplement.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated in this prospectus by reference include forward-looking statements. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. They frequently use words such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “position,” “projection,” “strategy,” “target”, “could,” “should” or “will” or the negative of those terms or other variations of them or by comparable terminology. In particular, statements, expressed or implied, concerning future actions, conditions or events or future operating results or the ability to generate revenue, income or cash flow are forward-looking statements. Although we believe that such forward-looking statements are reasonable based on currently available information, such statements involve risks, uncertainties and assumptions and are not guarantees of performance. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Any forward-looking statement made by us in this prospectus and the documents incorporated in this prospectus by reference speaks only as of the date on which it is made, and we undertake no obligation to publicly update any forward-looking statement. Many of the factors that will determine these results are beyond our ability or the ability of our affiliates to control or predict. Specific factors that could cause actual results to differ from those in the forward-looking statements include:

•	demand for, supply of, changes in forecast data for, and price trends related to, crude oil, natural gas and NGLs in the markets served by our systems, all of which may be affected by economic activity, capital expenditures by energy producers, weather, alternative energy sources, international events, conservation and technological advances;

•	throughput levels and rates;

•	changes in, or challenges to, our rates;

•	our ability to successfully identify and consummate strategic acquisitions, make cost saving changes in operations and integrate acquired assets or businesses into our existing operations;

•	service interruptions in our natural gas systems;

•	disruptions, cutbacks or shutdowns on the supply and/or demand side of our businesses, including natural gas and NGL producers, refineries, petrochemical plants, utilities, or other businesses for which we transport natural gas or NGLs;

•	changes in laws or regulations to which we are subject;

•	our inability to borrow or otherwise access funds needed for operations, expansions or capital expenditures as a result of existing debt agreements that contain restrictive financial and other covenants;

•	delays or cancellations of our planned capital projects due to our inability to access the credit and capital markets on reasonable terms to obtain funding for such capital projects;

•	loss of key personnel;

•	the effects of competition, in particular, by other pipeline systems;

•	hazards and operating risks that may not be covered fully by insurance;

•	the condition of the credit and capital markets in the United States; and

•	general economic conditions, including rates of inflation and interest rates.

You should not put undue reliance on any forward-looking statements. When considering forward-looking statements, please review the risk factors described under “Risk Factors” in our Annual Reports on Form 10-K, and any updates to those risk factors included in our Quarterly Reports on Form 10-Q.

RATIO OF EARNINGS TO FIXED CHARGES

The following table contains our ratio of earnings to fixed charges for the periods indicated. For purposes of computing the ratio of earnings to fixed charges, “earnings” consist of pre-tax income from continuing operations before income from equity earnings in joint ventures plus fixed charges (excluding capitalized interest), and distributed income of equity investees. “Fixed charges” represent interest incurred (whether expensed or capitalized) and the portion of rental expense on operating leases deemed to be the equivalent of interest. You should read these ratios in connection with our consolidated financial statements and the related notes included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q incorporated by reference into this prospectus for matters that affect the comparability of the information presented in the table below.

	Partnership (1)		Predecessor (1)
	Nine months ended September 30, 2014	Year ended December 31,
		2013	2012	2011	2010	2009
(unaudited)
Ratio of Earnings to Fixed Charges	2.37x	2.77x	9.19x	22.15x	24.78x	15.14x

(1)	References to “Predecessor” refer to Midcoast Operating, L.P. and its subsidiaries.

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus and any prospectus supplement for general purposes of the Partnership. A portion of the net proceeds from the sale of the securities offered by this prospectus and any prospectus supplement may be invested temporarily in short-term investment grade securities pending their use for such purposes.

PLAN OF DISTRIBUTION

We may use this prospectus, any accompanying prospectus supplement and any related free writing prospectus to sell the securities offered by this prospectus and any prospectus supplement from time to time in one or more transactions as follows: (1) through agents, (2) through underwriters or dealers, (3) directly to one or more purchasers, (4) pursuant to delayed delivery contracts or forward contracts, (5) through a combination of these methods or (6) through any other method permitted by applicable law.

By Agents

The securities offered by this prospectus and any prospectus supplement may be sold, from time to time, through agents designated by us. Unless otherwise indicated in a prospectus supplement, the agents will agree to use their reasonable best efforts to solicit purchases for the period of their appointment.

By Underwriters

If underwriters are used in the sale, the securities offered by this prospectus and any prospectus supplement will be acquired by the underwriters for their own account. The underwriters may resell the securities offered by this prospectus and any prospectus supplement in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of resale. The obligations of the underwriters to purchase the securities offered by this prospectus and any prospectus supplement will be subject to certain conditions. The underwriters will be obligated to purchase all of the securities offered by this prospectus and any prospectus supplement if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If we use a dealer in the sale, we will sell the securities offered by this prospectus and any prospectus supplement to the dealer, as principal. The dealer may then resell the securities offered by this prospectus and any prospectus supplement to the public at varying prices to be determined by the dealer at the time of resale.

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell Class A common units through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell Class A common units on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any Class A common units sold will be sold at prices related to the then prevailing market prices for such securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of Class A common units. The terms of each such agreement will be set forth in more detail in the applicable prospectus supplement and any related free writing prospectus. In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain, or otherwise affect the price of Class A common units. We will describe any such activities in the prospectus supplement or any related free writing prospectus relating to the transaction.

Direct Sales

The securities offered by this prospectus and any prospectus supplement may also be sold directly by us from time to time. In this case, no underwriters or agents would be involved. We may use electronic media, including the Internet, to sell offered securities directly.

Delayed Delivery Contracts or Forward Contracts

If indicated in the prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers to purchase Class A common units from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts or forward contracts providing for payment or delivery on a specified date in the future at prices determined as described in the prospectus supplement. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

General Information

Underwriters, dealers and agents that participate in the distribution of the securities offered by this prospectus and any prospectus supplement may be underwriters as defined in the Securities Act of 1933, as amended, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act, as amended. Any underwriters or agents will be identified and their compensation will be described in a prospectus supplement.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make because of those liabilities.

Underwriters, dealers and agents or their affiliates may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

DESCRIPTION OF OUR CLASS A COMMON UNITS

General

Our Class A common units represent limited partner interests in us. The holders of our common units, along with the holders of our subordinated units, are entitled to participate in partnership distributions and are entitled to exercise the rights and privileges available to limited partners under our partnership agreement.

Our Class A common units are listed on the New York Stock Exchange under the symbol “MEP.”

Number of Class A Common Units

As of November 11, 2014, we had 22,610,056 Class A common units outstanding. Our partnership agreement does not limit the number of common units we may issue.

Transfer Agent and Registrar

Duties

Computershare Trust Company, N.A. is the registrar and transfer agent for the Class A common units and receives fees from us for serving in such capacities. All fees charged by the transfer agent for transfers of Class A common units will be borne by us and not by our unitholders, except that fees similar to those customarily paid by stockholders for surety bond premiums to replace lost or stolen certificates, taxes or other governmental charges, special charges for services requested by a Class A common unitholder and other similar fees or charges will be borne by the affected Class A common unitholder. Class A common unitholders will not be charged for disbursements of our cash distributions. We have agreed to indemnify the transfer agent, its agents and each of their respective stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Resignation or Removal

The transfer agent may at any time resign, by notice to us, or be removed by us, such resignation or removal to become effective upon the appointment by our general partner of a successor transfer agent and registrar and its acceptance of such appointment. If no successor has been appointed and accepted such appointment within 30 days after notice of such resignation or removal, our general partner is authorized to act as the transfer agent and registrar until a successor is appointed.

Transfer of Class A Common Units

Until a Class A common unit has been transferred on our books, we and the transfer agent may treat the record holder thereof as the absolute owner for all purposes, notwithstanding any notice to the contrary or any notation or other writing on the certificate representing such Class A common unit, except as otherwise required by law or stock exchange rules.

By transfer of Class A common units in accordance with our partnership agreement, each transferee of such units shall be admitted as a limited partner with respect to the units transferred when such transfer and admission are reflected in our books and records. Each transferee:

•	will be deemed to have agreed to be bound by the terms and conditions of, and is deemed to have executed, our partnership agreement;

•	represents and warrants that the transferee has the right, power, authority and capacity to enter into our partnership agreement; and

•	gives the consents, waivers and approvals contained in our partnership agreement.

Our general partner will cause any transfers to be recorded on our books and records no less frequently than quarterly.

We may, at our discretion, treat the nominee holder of a unit as the absolute owner. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

Class A common units are securities and transferable according to the laws governing the transfer of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a substituted limited partner in our partnership for the transferred units.

Other Classes of Limited Partner Interests

In addition to our Class A common units, as of November 11, 2014, we had 22,610,056 subordinated units outstanding. Our outstanding subordinated units are held entirely by EEP. The principal differences between our Class A common units and subordinated units are that:

•	for any quarter during the subordination period, holders of the subordinated units will not be entitled to receive any distribution until holders of the common units have received the minimum quarterly distribution for such quarter plus any arrearages in the payment of the minimum quarterly distribution from prior quarters during the subordination period;

•	Subordinated units will not accrue arrearages; and

•	holders of Class A common units will receive a special allocation of gross income for each taxable year during which subordinated units are outstanding that would otherwise be allocable to holders of subordinated units.

As of November 11, 2014, we had no outstanding Class B units. The relative rights and preferences of the Class A common units and Class B common units are nearly identical in all respects, except for a special allocation of gross income to the holders of Class A common units for each taxable year during which Class B common units are outstanding. This special allocation also applies to any taxable year during which subordinated units are outstanding. Subject to certain conditions related to fungibility, the Class B common units will be convertible at the option of the holders into Class A common units at any time that our general partner determines, based on the advice of counsel, that the Class B common units to be converted have like intrinsic economic and federal income tax characteristics to the Class A common units.

Summary of Partnership Agreement

Below is a brief summary of certain provisions of our partnership agreement, the discussion of which is qualified in its entirety by reference to our First Amended and Restated Agreement of Limited Partnership, which is incorporated in this prospectus by reference.

Voting Rights.

The following is a summary of the unitholder vote required for the matters specified below. Matters that require the approval of a “unit majority” require:

•	during the subordination period, the approval of a majority of the outstanding common units, excluding those common units held by our general partner and its affiliates, and a majority of the outstanding subordinated units, voting as separate classes; and

•	after the subordination period, the approval of a majority of the outstanding Class A common units and Class B common units, voting together as a single class.

In voting their Class A common units, Class B common units and subordinated units, our general partner and its affiliates will have no duty or obligation whatsoever to us or the limited partners, including any duty to act in the best interests of us or the limited partners, other than the implied contractual covenant of good faith and fair dealing.

Issuance of additional units	No approval rights.

Amendment of our partnership agreement	Certain amendments may be made by the general partner without the approval of the unitholders. Other amendments generally require the approval of a unit majority.

Merger of our partnership or the sale of all or substantially all of our assets	Unit majority.

Dissolution of our partnership	Unit majority.

Continuation of our business upon dissolution	Unit majority.

Withdrawal of the general partner	Under most circumstances, the approval of unitholders holding at least a majority of the outstanding Class A common units and Class B common units, voting together as a single class (excluding Class A common units and Class B common units held by our general partner and its affiliates), is required for the withdrawal of the general partner prior to December 31, 2023, in a manner which would cause a dissolution of our partnership.

Removal of the general partner	Not less than 66 2/3% of the outstanding units, voting as a single class, including units held by our general partner and its affiliates.

Transfer of the general partner interest	Our general partner may transfer all, but not less than all, of its general partner interest in us without a vote of our unitholders to an affiliate or another person in connection with its merger or consolidation with or into, or sale of all or substantially all of its assets to, such person. The approval of a majority of the outstanding Class A common units and Class B common units, voting together as a single class (excluding Class A common units and Class B common units held by our general partner and its affiliates), is required in other circumstances for a transfer of the general partner interest to a third party prior to December 31, 2023.

Transfer of incentive distribution rights	Our general partner may transfer any or all of its incentive distribution rights to an affiliate or another person without a vote of our unitholders.

Reset of incentive distribution levels	No approval right.

Transfer of ownership interests in our general partner	No approval right.

Issuance of Additional Securities

Our partnership agreement authorizes us to issue an unlimited number of additional partnership interests, including partnership interests senior to the Class A common units, for the consideration and on the terms and conditions determined by our general partner without the approval of the unitholders.

It is possible that we will fund acquisitions through the issuance of additional Class A common units, Class B common units, subordinated units or other partnership interests. Holders of any additional units we issue will be entitled to share equally with the then-existing holders of our units in our distributions of available cash. In addition, the issuance of additional units or other partnership interests may dilute the value of the interests of our then-existing unitholders in our net assets.

In accordance with Delaware law and the provisions of our partnership agreement, we may also issue additional partnership interests that, as determined by our general partner, may have special voting rights to which the Class A common units are not entitled.

Upon issuance of additional limited partner interests (other than the issuance of common units upon any exercise by the underwriters of their option to purchase additional common units, the issuance of Class B common units in connection with a reset of the incentive distribution target levels, the issuance of Class B common units upon conversion of outstanding subordinated units) or the issuance of Class A common units upon the conversion of any outstanding Class B common unit following the end of the subordination period, our general partner will be entitled, but not required, to make additional capital contributions to the extent necessary to maintain its 2% general partner interest in us. Our general partner’s 2% interest in us will be reduced if we issue additional units in the future and our general partner does not contribute a proportionate amount of capital to us to maintain its 2% general partner interest. Moreover, our general partner will have the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase Class A common units, Class B common units, subordinated units or other partnership interests whenever, and on the same terms that, we issue those interests to persons other than our general partner and its affiliates, to the extent necessary to maintain the percentage interest of the general partner and its affiliates, including such interest represented by Class A common units, Class B common units and subordinated units, that existed immediately prior to each issuance. The other holders of our Class A common units and Class B common units will not have preemptive rights to acquire additional Class A common units or Class B common units or other partnership interests.

Amendment of Our Partnership Agreement

General

Amendments to our partnership agreement may be proposed only by our general partner. However, our general partner will have no duty or obligation to propose any amendment and may decline to do so free of any duty or obligation whatsoever to us or our limited partners, including any duty to act in the best interests of us or the limited partners, other than the implied contractual covenant of good faith and fair dealing. In order to adopt a proposed amendment, other than the amendments discussed below, our general partner is required to seek written approval of the holders of the number of units required to approve the amendment or call a meeting of the limited partners to consider and vote upon the proposed amendment. Except as described below, an amendment must be approved by a majority of the outstanding units, voting together as a single class.

No unitholder approval

Our general partner may generally make amendments to our partnership agreement without the approval of any limited partner to reflect:

•	a change in our name, the location of our principal office, our registered agent or our registered office;

•	the admission, substitution, withdrawal or removal of partners in accordance with our partnership agreement;

•	a change that our general partner determines to be necessary or appropriate to qualify or continue our qualification as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or to ensure that neither we nor any of our subsidiaries will be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

•	an amendment that is necessary, in the opinion of our counsel, to prevent us or our general partner or its directors, officers, agents or trustees, from in any manner, being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisors Act of 1940, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, each as amended, whether or not substantially similar to plan asset regulations currently applied or proposed by the U.S. Department of Labor;

•	an amendment that our general partner determines to be necessary or appropriate in connection with the authorization or issuance of additional partnership interests;

•	any amendment expressly permitted in our partnership agreement to be made by our general partner acting alone;

•	an amendment effected, necessitated or contemplated by a merger agreement or plan of conversion that has been approved under the terms of our partnership agreement;

•	any amendment that our general partner determines to be necessary or appropriate to reflect and account for the formation by us of, or our investment in, any corporation, partnership or other entity, in connection with our conduct of activities permitted by our partnership agreement;

•	a change in our fiscal year or taxable year and any other changes that our general partner determines to be necessary or appropriate as a result of such change;

•	mergers with, conveyances to, or conversions into, another limited liability entity that is newly formed and has no assets, liabilities or operations at the time of the merger, conveyance or conversion other than those it receives by way of the merger, conveyance or conversion; or

•	any other amendments substantially similar to any of the matters described in the clauses above.

In addition, our general partner may make amendments to our partnership agreement without the approval of any limited partner if our general partner determines that those amendments:

•	do not adversely affect in any material respect the limited partners considered as a whole or any particular class of partnership interests as compared to other classes of partnership interests;

•	are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

•	are necessary or appropriate to facilitate the trading of limited partner interests or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the limited partner interests are or will be listed or admitted to trading;

•	are necessary or appropriate for any action taken by our general partner relating to splits or combinations of units under the provisions of our partnership agreement; or

•	are required to effect the intent expressed in this prospectus or the intent of the provisions of our partnership agreement or are otherwise contemplated by our partnership agreement.

For amendments of the type not requiring unitholder approval, our general partner will not be required to obtain an opinion of counsel to the effect that an amendment will not affect the limited liability of any limited partner under Delaware law. No other amendments to our partnership agreement will become effective without the approval of holders of at least 90% of the outstanding units, voting together as a single class, unless we first obtain such an opinion of counsel. In addition, any amendment that would have a material adverse effect on the rights or preferences of any type or class of partnership interests in relation to other classes of partnership interests will require the approval of at least a majority of the type or class of partnership interests so affected.

Merger, Consolidation, Conversion, Sale or Other Disposition of Assets

A merger, consolidation or conversion of the Partnership requires the prior consent of our general partner. However, our general partner will have no duty or obligation to consent to any merger, consolidation or conversion and may decline to do so free of any duty or obligation whatsoever to us or the limited partners, including any duty to act in the best interest of us or the limited partners, other than the implied contractual covenant of good faith and fair dealing.

In addition, our partnership agreement generally prohibits our general partner, without the prior approval of the holders of a unit majority, from causing us to, among other things, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions. Our general partner may, however, mortgage, pledge, hypothecate, or grant a security interest in all or substantially all of our assets without that approval. Our general partner may also sell any or all of our assets under a foreclosure or other realization upon those encumbrances without that approval. Finally, our general partner may consummate any merger with another limited liability entity without the prior approval of our unitholders if we are the surviving entity in the transaction, our general partner has received an opinion of counsel regarding limited liability and tax matters, the transaction would not result in an amendment to our partnership agreement requiring unitholder approval, each of our units will be an identical unit of our partnership following the transaction and the partnership interests to be issued by us in such merger do not exceed 20% of our outstanding partnership interests immediately prior to the transaction.

If the conditions specified in our partnership agreement are satisfied, our general partner may convert us or any of our subsidiaries into a new limited liability entity or merge us or any of our subsidiaries into, or convey all of our assets to, a newly formed entity if the sole purpose of that conversion, merger or conveyance is to effect a mere change in our legal form into another limited liability entity, our general partner has received an opinion of counsel regarding limited liability and tax matters, and our general partner determines that the governing instruments of the new entity provide the limited partners and our general partner with the same rights and obligations as contained in our partnership agreement. The unitholders are not entitled to dissenters’ rights of appraisal under our partnership agreement or applicable Delaware law in the event of a conversion, merger or consolidation, a sale of substantially all of our assets or any other similar transaction or event.

Withdrawal or Removal of Our General Partner

Except as described below, our general partner has agreed not to withdraw voluntarily as our general partner prior to December 31, 2023, without (1) obtaining the approval of the holders of at least a majority of the outstanding Class A common units and Class B common units, voting together as a single class, excluding Class A common units and Class B common units held by our general partner and its affiliates, and (2) furnishing an opinion of counsel regarding limited liability and tax matters. On or after December 31, 2023, our general partner may withdraw as general partner without first obtaining approval of any unitholder by giving 90 days’ written notice, and that withdrawal will not constitute a violation of our partnership agreement. Notwithstanding the information above, our general partner may withdraw without unitholder approval upon 90 days’ written notice to the limited partners if at least 50% of the outstanding units are held or controlled by one person and its affiliates other than our general partner and its affiliates. In addition, our partnership agreement permits our general partner in some instances to sell or otherwise transfer all of its general partner interest in us without the approval of the unitholders.

Upon voluntary withdrawal of our general partner by giving notice to the other partners, the holders of a unit majority may select a successor to that withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, we will be dissolved, wound up and liquidated, unless within a specified period after that withdrawal, the holders of a unit majority agree to continue our business by appointing a successor general partner.

Our general partner may not be removed unless that removal is approved by the vote of the holders of not less than 66 2/3% of our outstanding units, voting together as a single class, including units held by our general partner and its affiliates, and we receive an opinion of counsel regarding limited liability and tax matters. Any removal of our general partner is also subject to the approval of a successor general partner by the vote of the holders of a majority of the outstanding Class A common units and Class B common units, voting together as a single class, and a majority of the outstanding subordinated units, if any, voting as a separate class. The ownership of more than 33 1/3% of the outstanding units by our general partner and its affiliates would give them the practical ability to prevent our general partner’s removal.

Our partnership agreement also provides that if our general partner is removed as our general partner under circumstances where cause does not exist and units held by our general partner and its affiliates are not voted in favor of that removal:

•	the subordination period will end, and all outstanding subordinated units will immediately and automatically convert into Class B common units on a one-for-one basis;

•	any existing arrearages in payment of the minimum quarterly distribution on the Class A common units will be extinguished; and

•	our general partner will have the right to convert its general partner interest and its incentive distribution rights into Class B common units or to receive cash in exchange for those interests based on the fair market value of those interests as of the effective date of its removal.

In the event of removal of our general partner under circumstances where cause exists or withdrawal of our general partner where that withdrawal violates our partnership agreement, a successor general partner will have the option to purchase the general partner interest and incentive distribution rights of the departing general partner for a cash payment equal to the fair market value of those interests. Under all other circumstances where our general partner withdraws or is removed by the limited partners, the departing general partner will have the option to require the successor general partner to purchase the general partner interest of the departing general partner and its incentive distribution rights for fair market value. In each case, this fair market value will be determined by agreement between the departing general partner and the successor general partner. If no agreement is reached, an independent investment banking firm or other independent expert selected by the departing general partner and the successor general partner will determine the fair market value. Or, if the departing general partner and the successor general partner cannot agree upon an expert, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value.

If the option described above is not exercised by either the departing general partner or the successor general partner, the departing general partner will become a limited partner and its general partner interest and its incentive distribution rights will automatically convert into Class B common units pursuant to a valuation of those interests as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph.

In addition, we will be required to reimburse the departing general partner for all amounts due the departing general partner, including, without limitation, all employee-related liabilities, including severance liabilities, incurred for the termination of any employees employed by the departing general partner or its affiliates for our benefit.

Transfer of General Partner Interest

Except for transfer by our general partner of all, but not less than all, of its general partner interest to (1) an affiliate of our general partner (other than an individual), or (2) another entity as part of the merger or consolidation of our general partner with or into such entity or the transfer by our general partner of all or substantially all of its assets to such entity, our general partner may not transfer all or any part of its general partner interest to another person prior to December 31, 2023, without the approval of the holders of at least a majority of the outstanding Class A common units and Class B common units, voting together as a single class (excluding Class A common units and Class B common units held by our general partner and its affiliates). As a condition of this transfer, the transferee must assume, among other things, the rights and duties of our general partner, agree to be bound by the provisions of our partnership agreement, and furnish an opinion of counsel regarding limited liability and tax matters.

Our general partner and its affiliates may at any time transfer units to one or more persons, without unitholder approval, except that they may not transfer subordinated units to us.

Transfer of Ownership Interests in Our General Partner

At any time, EEP and its affiliates may sell or transfer all or part of their membership interest in our general partner, to an affiliate or third party without the approval of our unitholders.

Transfer of Incentive Distribution Rights

At any time, our general partner may sell or transfer its incentive distribution rights to an affiliate or third party without the approval of the unitholders.

Change of Management Provisions

Our partnership agreement contains specific provisions that are intended to discourage a person or group from attempting to remove Midcoast Holdings, as our general partner or otherwise change our management. If any person or group other than our general partner and its affiliates acquires beneficial ownership of 20% or more of any class of units, that person or group loses voting rights on all of its units. This loss of voting rights does not apply to any person or group that acquires the units from our general partner or its affiliates and any transferees of that person or group who are notified by our general partner that they will not lose their voting rights or to any person or group who acquires the units with the prior approval of the board of directors of our general partner.

Limited Call Right

If at any time our general partner and its affiliates own more than 80% of the then-issued and outstanding limited partner interests of any class, our general partner will have the right, which it may assign in whole or in part to any of its affiliates or to us, to acquire all, but not less than all, of the limited partner interests of such class held by unaffiliated persons as of a record date to be selected by our general partner, on at least 10, but not more than 60, days’ written notice.

As a result of our general partner’s right to purchase outstanding limited partner interests, a holder of limited partner interests may have the holder’s limited partner interests purchased at a price that may be lower than market prices at various times prior to such purchase or lower than a unitholder may anticipate the market price to be in the future. The tax consequences to a unitholder of the exercise of this call right are the same as a sale by that unitholder of the unitholder’s Class A common units in the market.

Meetings; Voting

Except as described below regarding a person or group owning 20% or more of any class of units then outstanding, record holders of units on the record date will be entitled to notice of, and to vote at, meetings of our limited partners and to act upon matters for which approvals may be solicited.

Our general partner does not anticipate that any meeting of unitholders will be called in the foreseeable future. Any action that is required or permitted to be taken by the unitholders may be taken either at a meeting of the unitholders or, if authorized by our general partner, without a meeting if consents in writing describing the action so taken are signed by holders of the number of units that would be necessary to authorize or take that action at a meeting where all limited partners were present and voted. Meetings of the unitholders may be called by our general partner or by unitholders owning at least 20% of the outstanding units of the class for which a meeting is proposed. Unitholders may vote either in person or by proxy at meetings. The holders of a majority of the outstanding units of the class or classes for which a meeting has been called, represented in person or by proxy, will constitute a quorum unless any action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum will be the greater percentage.

Each record holder of a unit has a vote according to its percentage interest in us, although additional limited partner interests having special voting rights could be issued. However, if at any time any person or group, other than our general partner and its affiliates, a direct transferee of our general partner and its affiliates or a transferee of such direct transferee who is notified by our general partner that it will not lose its voting rights, acquires, in the aggregate, beneficial ownership of 20% or more of any class of units then outstanding, that person or group will lose voting rights on all of its units and the units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes, determining the presence of a quorum, or for other similar purposes. Common units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and its nominee provides otherwise. Except as our partnership agreement otherwise provides, subordinated units will vote together with common units as a single class. Any notice, demand, request, report or proxy material required or permitted to be given or made to record holders of our common units under our partnership agreement will be delivered to the record holder by us or by the transfer agent.

CASH DISTRIBUTION POLICY

Distributions of Available Cash

General

Our partnership agreement requires that, within 45 days after the end of each quarter, beginning with the quarter ending December 31, 2013, we distribute all of our available cash to unitholders of record on the applicable record date.

Definition of available cash

Available cash generally means, for any quarter, all cash and cash equivalents on hand at the end of that quarter:

•	less, the amount of cash reserves established by our general partner to:

•	provide for the proper conduct of our business (including reserves for our future capital expenditures, future acquisitions, anticipated future debt service requirements and refunds of collected rates reasonably likely to be refunded as a result of a settlement or hearing related to Federal Energy Regulatory Commission and other administrative proceedings under applicable law subsequent to that quarter);

•	comply with applicable law, any of our debt instruments or other agreements; or

•	provide funds for distributions to our unitholders and to our general partner for any one or more of the next four quarters (provided that our general partner may not establish cash reserves for distributions if the effect of the establishment of such reserves will prevent us from distributing the minimum quarterly distribution on all Class A common units and Class B common units and any cumulative arrearages on such Class A common units and Class B common units for the current quarter);

•	plus, if our general partner so determines, all or any portion of the cash on hand on the date of determination of available cash for the quarter resulting from working capital borrowings made subsequent to the end of such quarter.

The purpose and effect of the last bullet point above is to allow our general partner, if it so decides, to use cash from working capital borrowings made after the end of the quarter but on or before the date of determination of available cash for that quarter to pay distributions to unitholders. Under our partnership agreement, working capital borrowings are generally borrowings that are made under a credit facility, commercial paper facility or similar financing arrangement, and in all cases are used solely for working capital purposes or to pay distributions to partners and with the intent of the borrower to repay such borrowings within twelve months with funds other than from additional working capital borrowings.

Intent to distribute the minimum quarterly distribution

Under our current cash distribution policy, we intend to make a minimum quarterly distribution to the holders of our Class A common units, Class B common units and subordinated units of $0.3125 per unit, or $1.25 per unit on an annualized basis, to the extent we have sufficient available cash after the establishment of cash reserves and the payment of costs and expenses, including reimbursements of expenses to our general partner. However, there is no guarantee that we will pay the minimum quarterly distribution on our units in any quarter. The amount of distributions paid under our cash distribution policy and the decision to make any distribution will be determined by our general partner, taking into consideration the terms of our partnership agreement.

General partner interest and incentive distribution rights

Our general partner is currently entitled to 2% of all quarterly distributions that we make prior to our liquidation. This general partner interest is represented by 922,859 general partner units. Our general partner has the right, but not the obligation, to contribute a proportionate amount of capital to us to maintain its current general partner interest. The general partner’s initial 2% interest in these distributions will be reduced if we issue additional units in the future and our general partner does not contribute a proportionate amount of capital to us to maintain its 2% general partner interest.

Our general partner also currently holds incentive distribution rights that entitle it to receive increasing percentages, up to a maximum of 48%, of the available cash we distribute from operating surplus (as defined below) in excess of $0.359375 per unit per quarter. The maximum distribution of 48% does not include any distributions that our general partner or its affiliates may receive on common, subordinated or general partner units that they own.

Operating Surplus and Capital Surplus

General

All cash distributed to unitholders will be characterized as either being paid from “operating surplus” or “capital surplus.” We treat distributions of available cash from operating surplus differently than distributions of available cash from capital surplus.

Operating surplus

We define operating surplus as:

•	$45.0 million (as described below); plus

•	all of our cash receipts, excluding cash from interim capital transactions (as defined below), provided that (1) cash receipts from the termination of a commodity hedge contract or the termination of an interest rate hedge contract not related to the financing of an expansion capital expenditure, in each case prior to its specified termination date, shall be included in operating surplus in equal quarterly installments over the remaining scheduled life of such hedge contract, and (2) cash receipts from the termination of an interest rate hedge contract related to the financing of an expansion capital expenditure shall not be included in operating surplus; plus

•	working capital borrowings made after the end of a quarter but on or before the date of determination of operating surplus for that quarter; plus

•	cash distributions (including incremental distributions on incentive distribution rights) paid in respect of equity issued, other than equity issued in our initial public offering, to finance all or a portion of expansion capital expenditures in respect of the period from the date that we enter into a binding obligation to commence the construction, development, replacement, improvement or expansion of a capital asset and ending on the earlier to occur of the date the capital asset commences commercial service and the date that it is abandoned or disposed of; plus

•	cash distributions (including incremental distributions on incentive distribution rights) paid in respect of equity issued, other than equity issued in our initial public offering, to pay interest and related fees on debt incurred, or to pay distributions on equity issued, to finance the expansion capital expenditures referred to in the immediately preceding bullet; less

•	all of our operating expenditures (as defined below) after the closing of our initial public offering, which occurred on November 13, 2013; less

•	the amount of cash reserves established by our general partner to provide funds for future operating expenditures; less

•	all working capital borrowings not repaid within twelve months after having been incurred, or repaid within such 12-month period with the proceeds of additional working capital borrowings.

Capital surplus

Capital surplus is defined in our partnership agreement as any distribution of available cash in excess of our cumulative operating surplus. Accordingly, except as described above, capital surplus would generally be generated by:

•	borrowings other than working capital borrowings;

•	sales of our equity and debt securities;

•	sales or other dispositions of assets, other than inventory, accounts receivable and other assets sold in the ordinary course of business or as part of ordinary course retirement or replacement of assets; and

•	capital contributions received.

Characterization of cash distributions

Our partnership agreement requires that we treat all cash we distribute as coming from operating surplus until the sum of all cash distributed since November 13, 2013 equals the operating surplus from November 13, 2013 through the end of the quarter immediately preceding that distribution. Our partnership agreement requires that we treat any amount distributed in excess of operating surplus, regardless of its source, as a distribution of capital surplus. As described above, operating surplus includes up to $45.0 million, which does not reflect actual cash on hand that is available for distribution to our unitholders. Rather, it is a provision that will enable us, if we choose, to distribute as operating surplus up to this amount that would otherwise be distributed as capital surplus. We do not anticipate that we will make any distributions from capital surplus.

Subordinated Units and Subordination Period

Subordination period

Except as described below, the subordination period began on November 13, 2013 and will extend until the first business day following the distribution of available cash in respect of any quarter beginning after December 31, 2016 that each of the following tests are met:

•	distributions of available cash from operating surplus on each of the outstanding common units, subordinated units and general partner units equaled or exceeded $1.25 (the annualized minimum quarterly distribution), for each of the three consecutive, non-overlapping four-quarter periods immediately preceding that date;

•	the adjusted operating surplus (as defined below) generated during each of the three consecutive, non-overlapping four-quarter periods immediately preceding that date equaled or exceeded the sum of $1.25 (the annualized minimum quarterly distribution) on all of the outstanding common units, subordinated units and general partner units during those periods on a fully diluted basis; and

•	there are no arrearages in payment of the minimum quarterly distribution on the common units.

Early termination of the subordination period

Notwithstanding the foregoing, the subordination period will automatically terminate on the first business day following the distribution of available cash in respect of any quarter, beginning with the quarter ending December 31, 2014, that each of the following tests are met:

•	distributions of available cash from operating surplus on each of the outstanding common units, subordinated units and general partner units equaled or exceeded $1.875 (150% of the annualized minimum quarterly distribution), plus the related distributions on the incentive distribution rights, for the four-quarter period immediately preceding that date;

•	the adjusted operating surplus (as defined below) generated during the four-quarter period immediately preceding that date equaled or exceeded the sum of (1) $1.875 (150% of the annualized minimum quarterly distribution) on all of the outstanding common units, subordinated units and general partner units during that period on a fully diluted basis and (2) the corresponding distributions on the incentive distribution rights; and

•	there are no arrearages in payment of the minimum quarterly distributions on the common units.

Expiration upon removal of the general partner

In addition, if the unitholders remove our general partner other than for cause during the subordination period:

•	the subordinated units held by any person will immediately and automatically convert into Class B common units on a one-for-one basis, provided that neither such person nor any of its affiliates voted any of its units in favor of the removal;

•	if all of the subordinated units convert into Class B common units pursuant to the foregoing, all cumulative common unit arrearages on the Class A common units will be extinguished and the subordination period will end; and

•	our general partner will have the right to convert its general partner interest and its incentive distribution rights into Class B common units or to receive cash in exchange for those interests.

Adjusted operating surplus

Adjusted operating surplus is intended to reflect the cash generated from operations during a particular period and therefore excludes net increases in working capital borrowings and net drawdowns of reserves of cash established in prior periods. Adjusted operating surplus for a period consists of:

•	operating surplus generated with respect to that period; less

•	any net increase in working capital borrowings with respect to that period; less

•	any net decrease in cash reserves for operating expenditures with respect to that period not relating to an operating expenditure made with respect to that period; plus

•	any net decrease in working capital borrowings with respect to that period; plus

•	any net decrease made in subsequent periods to cash reserves for operating expenditures initially established with respect to that period to the extent such decrease results in a reduction in adjusted operating surplus in subsequent periods; plus

•	any net increase in cash reserves for operating expenditures with respect to that period required by any debt instrument for the repayment of principal, interest or premium.

Distributions of Available Cash From Operating Surplus During the Subordination Period

We will make distributions of available cash from operating surplus for any quarter during the subordination period in the following manner:

•	first, 98% to the common unitholders, pro rata, and 2% to our general partner, until we distribute for each outstanding common unit an amount equal to the minimum quarterly distribution for that quarter;

•	second, 98% to the common unitholders, pro rata, and 2% to our general partner, until we distribute for each outstanding common unit an amount equal to any arrearages in payment of the minimum quarterly distribution on the common units for any prior quarters during the subordination period;

•	third, 98% to the subordinated unitholders, pro rata, and 2% to our general partner, until we distribute for each outstanding subordinated unit an amount equal to the minimum quarterly distribution for that quarter; and

•	thereafter, in the manner described in “—General Partner Interest and Incentive Distribution Rights” below.

The preceding discussion is based on the assumptions that our general partner maintains its 2% general partner interest and that we do not issue additional classes of equity securities.

Distributions of Available Cash From Operating Surplus After the Subordination Period

We will make distributions of available cash from operating surplus for any quarter after the subordination period in the following manner:

•	first, 98% to all unitholders, pro rata, and 2% to our general partner, until we distribute for each outstanding unit an amount equal to the minimum quarterly distribution for that quarter; and

•	thereafter, in the manner described in “—General Partner Interest and Incentive Distribution Rights” below.

The preceding discussion is based on the assumptions that our general partner maintains its 2% general partner interest and that we do not issue additional classes of equity securities.

General Partner Interest and Incentive Distribution Rights

Our partnership agreement provides that our general partner initially will be entitled to 2% of all distributions that we make prior to our liquidation. Our general partner has the right, but not the obligation, to contribute a proportionate amount of capital to us in order to maintain its 2% general partner interest if we issue additional units.

The following discussion assumes that our general partner maintains its 2% general partner interest, and that our general partner continues to own the incentive distribution rights.

If for any quarter:

•	we have distributed available cash from operating surplus to the holders of Class A common units, Class B common units and subordinated units in an amount equal to the minimum quarterly distribution; and

•	we have distributed available cash from operating surplus on outstanding Class A common units in an amount necessary to eliminate any cumulative arrearages in payment of the minimum quarterly distribution;

then, we will distribute any additional available cash from operating surplus for that quarter among the unitholders and our general partner in the following manner:

•	first, 98% to all unitholders, pro rata, and 2% to our general partner, until each unitholder receives a total of $0.359375 per unit for that quarter, or the first target distribution;

•	second, 85% to all unitholders, pro rata, and 15% to our general partner, until each unitholder receives a total of $0.390625 per unit for that quarter, or the second target distribution;

•	third, 75% to all unitholders, pro rata, and 25% to our general partner, until each unitholder receives a total of $0.468750 per unit for that quarter, or the third target distribution; and

•	thereafter, 50% to all unitholders, pro rata, and 50% to our general partner.

General Partner’s Right to Reset Incentive Distribution Levels

Our general partner, as the initial holder of our incentive distribution rights, has the right under our partnership agreement, subject to certain conditions, to elect to relinquish the right to receive incentive distribution payments based on the initial target distribution levels and to reset, at higher levels, the minimum quarterly distribution amount and target distribution levels upon which the incentive distribution payments to our general partner would be set. If our general partner transfers all or a portion of the incentive distribution rights in the future, then the holder or holders of a majority of our incentive distribution rights will be entitled to exercise this right. The following discussion assumes that our general partner holds all of the incentive distribution rights at the time that a reset election is made. Our general partner’s right to reset the minimum quarterly distribution amount and the target distribution levels upon which the incentive distributions payable to our general partner are based may be exercised, without approval of our unitholders or the conflicts committee, at any time when there are no subordinated units outstanding, we have made cash distributions to the holders of the incentive distribution rights at the highest level of incentive distributions for each of the four consecutive fiscal quarters immediately preceding such time and the amount of each such distribution did not exceed adjusted operating surplus for such quarter. If our general partner and its affiliates are not the holders of a majority of the incentive distribution rights at the time an election is made to reset the minimum quarterly distribution amount and the target distribution levels, then the proposed reset will be subject to the prior written concurrence of the general partner that the conditions described above have been satisfied. The reset minimum quarterly distribution amount and target distribution levels will be higher than the minimum quarterly distribution amount and the target distribution levels prior to the reset such that the holder of the incentive distribution rights will not receive any incentive distributions under the reset target distribution levels until cash distributions per unit following this event increase as described below. We anticipate that our general partner would exercise this reset right in order to facilitate acquisitions or internal growth projects that would otherwise not be sufficiently accretive to cash distributions per common unit, taking into account the existing levels of incentive distribution payments being made to our general partner.

In connection with the resetting of the minimum quarterly distribution amount and the target distribution levels and the corresponding relinquishment by our general partner of incentive distribution payments based on the target distributions prior to the reset, our general partner will be entitled to receive a number of newly issued Class B common units based on a predetermined formula described below that takes into account the “cash parity” value of the average cash distributions related to the incentive distribution rights received by our general partner for the two quarters immediately preceding the reset event as compared to the average cash distributions per Class A common unit during that two-quarter period. In addition, our general partner will be issued the number of general partner units necessary to maintain our general partner’s interest in us immediately prior to the reset election.

The number of Class B common units that our general partner (or the then-holder of the incentive distribution rights, if other than our general partner) would be entitled to receive from us in connection with a resetting of the minimum quarterly distribution amount and the target distribution levels then in effect would be equal to the quotient determined by dividing (x) the average aggregate amount of cash distributions received by our general partner in respect of its incentive distribution rights during the two consecutive fiscal quarters ended immediately prior to the date of such reset election by (y) the average of the aggregate amount of cash distributed per Class A common unit during each of these two quarters.

Following a reset election, the minimum quarterly distribution amount will be reset to an amount equal to the average cash distribution amount per Class A common unit for the two fiscal quarters immediately preceding the reset election (which amount we refer to as the “reset minimum quarterly distribution”) and the target distribution levels will be reset to be correspondingly higher such that we would distribute all of our available cash from operating surplus for each quarter thereafter as follows:

•	first, 98% to all unitholders, pro rata, and 2% to our general partner, until each unitholder receives an amount equal to 115% of the reset minimum quarterly distribution for the quarter;

•	second, 85% to all unitholders, pro rata, and 15% to our general partner, until each unitholder receives an amount per unit equal to 125% of the reset minimum quarterly distribution for the quarter;

•	third, 75% to all unitholders, pro rata, and 25% to our general partner, until each unitholder receives an amount per unit equal to 150% of the reset minimum quarterly distribution for the quarter; and

•	thereafter, 50% to all unitholders, pro rata, and 50% to our general partner.

Our general partner will be entitled to cause the minimum quarterly distribution amount and the target distribution levels to be reset on more than one occasion, provided that it may not make a reset election except at a time when it has received incentive distributions for the immediately preceding four consecutive fiscal quarters based on the highest level of incentive distributions that it is entitled to receive under our partnership agreement.

Distributions from Capital Surplus

How distributions from capital surplus will be made

We will make distributions of available cash from capital surplus, if any, in the following manner:

•	first, 98% to all unitholders, pro rata, and 2% to our general partner, until we distribute for each common unit that was issued our initial public offering an amount of available cash from capital surplus equal to the initial public offering price in our initial public offering;

•	second, 98% to all unitholders, pro rata, and 2% to our general partner, until we distribute for each Class A common unit an amount of available cash from capital surplus equal to any unpaid arrearages in payment of the minimum quarterly distribution on the outstanding Class A common units; and

•	thereafter, as if they were from operating surplus.

The preceding discussion is based on the assumptions that our general partner maintains its 2% general partner interest and that we do not issue additional classes of equity securities.

Adjustment to the Minimum Quarterly Distribution and Target Distribution Levels

In addition to adjusting the minimum quarterly distribution and target distribution levels to reflect a distribution of capital surplus, if we combine our units into fewer units or subdivide our units into a greater number of units, we will proportionately adjust:

•	the minimum quarterly distribution;

•	the target distribution levels;

•	the unrecovered initial unit price;

•	the number of general partner units comprising the general partner interest; and

•	the arrearages per Class A common unit in payment of the minimum quarterly distribution on the Class A common units.

In addition, if legislation is enacted or if the official interpretation of existing law is modified by a governmental authority, so that we become taxable as a corporation or otherwise subject to taxation as an entity for federal, state or local income tax purposes, our partnership agreement specifies that the minimum quarterly distribution and the target distribution levels for each quarter may be reduced by multiplying each distribution level by a fraction, the numerator of which is available cash for that quarter (reduced by the amount of the estimated tax liability for such quarter payable by reason of such legislation or interpretation) and the denominator of which is the sum of available cash for that quarter (reduced by the amount of the estimated tax liability for such quarter payable by reason of such legislation or interpretation) plus our general partner’s estimate of our aggregate liability for the quarter for such income taxes payable by reason of such legislation or interpretation. To the extent that the actual tax liability differs from the estimated tax liability for any quarter, the difference may be accounted for in subsequent quarters.

Distributions of Cash Upon Liquidation

General

If we dissolve in accordance with our partnership agreement, we will sell or otherwise dispose of our assets in a process called liquidation. We will first apply the proceeds of liquidation to the payment of our creditors. We will distribute any remaining proceeds to the unitholders and our general partner in accordance with their capital account balances as adjusted to reflect any gain or loss upon the sale or other disposition of our assets in liquidation.

The allocations of gain and loss upon liquidation are intended, to the extent possible, to entitle the holders of outstanding common units to a preference over the holders of outstanding subordinated units upon our liquidation, to the extent required to permit common unitholders to receive their unrecovered initial unit price plus the minimum quarterly distribution for the quarter during which liquidation occurs plus any unpaid arrearages in payment of the minimum quarterly distribution on the common units. However, there may not be sufficient gain upon our liquidation to enable the holders of our common units to fully recover all of these amounts, even though there may be cash available for distribution to the holders of our subordinated units. Any further net gain recognized upon liquidation will be allocated in a manner that takes into account the incentive distribution rights of our general partner.

Manner of adjustments for gain

The manner of the adjustment for gain is set forth in our partnership agreement. If our liquidation occurs before the end of the subordination period, we will allocate any gain to our partners in the following manner:

•	first, to our general partner to the extent of any negative balance in its capital account;

•	second, 98% to the common unitholders, pro rata, and 2% to our general partner, until the capital account for each common unit is equal to the sum of:

(1) the unrecovered initial unit price;

(2) the amount of the minimum quarterly distribution for the quarter during which our liquidation occurs; and

(3) any unpaid arrearages in payment of the minimum quarterly distribution;

•	third, 98% to the subordinated unitholders, pro rata, and 2% to our general partner, until the capital account for each subordinated unit is equal to the sum of:

(1) the unrecovered initial unit price; and

(2) the amount of the minimum quarterly distribution for the quarter during which our liquidation occurs;

•	fourth, 98% to all unitholders, pro rata, and 2% to our general partner, until we allocate under this paragraph an amount per unit equal to:

(1) the sum of the excess of the first target distribution per unit over the minimum quarterly distribution per unit for each quarter of our existence; less

(2) the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the minimum quarterly distribution per unit that we distributed 98% to the unitholders, pro rata, and 2% to our general partner, for each quarter of our existence;

•	fifth, 85% to all unitholders, pro rata, and 15% to our general partner, until we allocate under this paragraph an amount per unit equal to:

(1) the sum of the excess of the second target distribution per unit over the first target distribution per unit for each quarter of our existence; less

(2) the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the first target distribution per unit that we distributed 85% to the unitholders, pro rata, and 15% to our general partner for each quarter of our existence;

•	sixth, 75% to all unitholders, pro rata, and 25% to our general partner, until we allocate under this paragraph an amount per unit equal to:

(1) the sum of the excess of the third target distribution per unit over the second target distribution per unit for each quarter of our existence; less

(2) the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the second target distribution per unit that we distributed 75% to the unitholders, pro rata, and 25% to our general partner for each quarter of our existence; and

•	thereafter, 50% to all unitholders, pro rata, and 50% to our general partner.

The percentages set forth above are based on the assumption that our general partner maintains its 2% general partner interest and has not transferred its incentive distribution rights and that we do not issue additional classes of equity securities.

If the liquidation occurs after the end of the subordination period, the subordinated units will convert into Class B common units, which are treated the same as Class A common units for purposes of the above allocations, and the distinction between common units and subordinated units will disappear, so that clause (3) of the second bullet point above and all of the third bullet point above will no longer be applicable.

Manner of adjustments for losses

If our liquidation occurs before the end of the subordination period, after making allocations of loss to the general partner and the unitholders in a manner intended to offset in reverse order the allocations of gains that have previously been allocated, we will generally allocate any loss to our general partner and unitholders in the following manner:

•	first, 98% to the holders of our subordinated units in proportion to the positive balances in their capital accounts and 2% to our general partner, until the capital accounts of the subordinated unitholders have been reduced to zero;

•	second, 98% to the holders of our common units in proportion to the positive balances in their capital accounts and 2% to our general partner, until the capital accounts of the common unitholders have been reduced to zero; and

•	thereafter, 100% to our general partner.

The percentages set forth above are based on the assumption that our general partner maintains its 2% general partner interest and has not transferred its incentive distribution rights and that we do not issue additional classes of equity securities.

If the liquidation occurs after the end of the subordination period, the subordinated units will convert into Class B common units, which are treated the same as Class A common units for purposes of the above allocations, and the distinction between common units and subordinated units will disappear, so that all of the first bullet point above will no longer be applicable.

Adjustments to capital accounts

Our partnership agreement requires that we make adjustments to capital accounts upon the issuance of additional units. In this regard, our partnership agreement specifies that we allocate any unrealized and, for tax purposes, unrecognized gain resulting from the adjustments to the unitholders and the general partner in the same manner as we allocate gain upon liquidation. In the event that we make positive adjustments to the capital accounts upon the issuance of additional units, our partnership agreement requires that we generally allocate any later negative adjustments to the capital accounts resulting from the issuance of additional units or upon our liquidation in a manner that results, to the extent possible, in the partners’ capital account balances equaling the amount that they would have been if no earlier positive adjustments to the capital accounts had been made. In contrast to the allocations of gain, and except as provided above, we generally will allocate any unrealized and unrecognized loss resulting from the adjustments to capital accounts upon the issuance of additional units to the unitholders and our general partner based on their respective percentage ownership of us. In this manner, prior to the end of the subordination period, we generally will allocate any such loss equally with respect to our common units and subordinated units. If we make negative adjustments to the capital accounts as a result of such loss, future positive adjustments resulting from the issuance of additional units will be allocated in a manner designed to reverse the prior negative adjustments, and special allocations will be made upon liquidation in a manner that results, to the extent possible, in our unitholders’ capital account balances equaling the amounts they would have been if no earlier adjustments for loss had been made.

DESCRIPTION OF OUR DEBT SECURITIES AND GUARANTEES OF DEBT SECURITIES

The following description sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. Other terms, and the particular terms of a specific series of debt securities (which differ from the terms described below), will be described in the prospectus supplement relating to that series. The debt securities will be senior debt securities or subordinated debt securities. The senior debt securities will be issued under an indenture , or the Senior Indenture, to be entered into between us and U.S. Bank National Association, as trustee, or the Senior Trustee, and the subordinated debt securities will be issued under a separate indenture, or the Subordinated Indenture, to be entered into between us and U.S. Bank National Association, as trustee, or the Subordinated Trustee. The term “Trustee” used in this prospectus shall refer to the Senior Trustee or the Subordinated Trustee, as appropriate. The Senior Indenture and the Subordinated Indenture are sometimes collectively referred to herein as the “Indentures” and individually as “Indenture.” The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended, or the TIA, and may be supplemented from time to time following execution.

The terms of the debt securities include those stated in the applicable Indenture and those made part of the Indenture by reference to the TIA. The debt securities are subject to all of those terms, and holders of debt securities are referred to the applicable Indenture and the TIA for a statement of those terms.

The statements set forth below in this section are brief summaries of certain provisions contained in the Indentures, do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, the Indentures, including the definitions of certain terms therein, and the TIA. Capitalized terms used in this section and not otherwise defined in this section will have the respective meanings assigned to them in the Indentures.

When used in this section “Description of Our Debt Securities and Guarantees of Debt Securities,” the terms, “we,” “us,” “our,” “the Partnership” and “Midcoast Partners” means strictly Midcoast Energy Partners, L.P. and not its subsidiaries.

General

The debt securities will be our direct obligations. The indebtedness represented by the senior debt securities will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness. The indebtedness represented by the subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of our senior debt as described below under “Subordination.”

A prospectus supplement, the applicable Indenture and the supplemental indenture or authorizing resolution (including any related officer’s certificate or partnership order), if any, relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the form and title of the debt securities and whether the debt securities are senior debt securities or subordinated debt securities;

•	the aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

•	the date or dates on which the principal of the debt securities shall be payable;

•	the rate or rates (fixed or variable) at which the debt securities shall bear interest, if any, and the date or dates from which the interest shall accrue;

•	the dates on which interest, if any, shall be payable and the record dates for the interest payment dates;

•	the place or places where the principal of and interest, if any, on the debt securities of the series will be payable;

•	any optional or mandatory redemption or any sinking fund or analogous provisions;

•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;

•	any provisions granting special rights to holders when a specified event occurs;

•	the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

•	any Events of Default or covenants with respect to the debt securities that differ from, or are in addition to, those set forth in the applicable Indenture;

•	any provisions granting liens when a specified event occurs;

•	whether the debt security will be guaranteed by any guarantors and, if so, the identity of the guarantors and, to the extent the terms thereof differ from those described in this prospectus, a description of the terms of the guarantees;

•	whether the right of payment of the debt security will be subordinated to our Senior Indebtedness;

•	provisions regarding the convertibility or exchangeability of the debt securities;

•	provisions pertaining to the issuance of debt securities in the form of global debt securities, as described below;

•	provisions relating to the modification of the terms of the debt securities or the rights of securityholders;

•	the form of and conditions to issuance of debt securities issuable in definitive form, other than as described below;

•	the identity of the trustee, the registrar for the debt securities and any paying agent; and

•	any other terms not prohibited by the provisions of the applicable Indenture.

The debt securities of a series may be issued in registered, coupon or global form and will be denominated in an amount equal to all or a portion of the aggregate principal amount of those debt securities. See “Global Debt Securities.”

Unless otherwise set forth in a prospectus supplement related to the series of debt securities offered thereby, the debt securities will not contain any provisions that protect the holders of the debt securities in the event of a change of control of us or in the event of a highly leveraged transaction, whether or not such transaction results in a change of control of us.

Neither Indenture will limit the amount of debt securities that we may issue, unless we indicate otherwise in a prospectus supplement. Each Indenture will allow us to issue debt securities of any series up to the aggregate principal amount that we authorize.

Denominations

Unless otherwise indicated in any applicable prospectus supplement, the debt securities of any series shall be issuable in a minimum denomination equal to $100,000 or an integral multiple of $1,000 in excess thereof.

Global Debt Securities

Certain series of the debt securities may be issued as permanent global debt securities to be deposited with a depositary, or a custodian for the depositary, with respect to that series. Unless otherwise indicated in the applicable prospectus supplement, the following is a summary of the depository arrangements applicable to debt securities issued in permanent global form and for which The Depository Trust Company, or DTC, acts as depositary.

Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.

Ownership of beneficial interests in a global debt security is limited to institutions that have accounts with DTC or its nominee (“participants”) or persons that may hold interests through participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security. Ownership of beneficial interests in a global debt security by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global debt security.

Payments on debt securities represented by a global debt security registered in the name of or held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing the debt securities. We expect that upon receipt of any payments with respect to a global debt security, DTC will immediately credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global debt security as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

Neither we, any Trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

A global debt security is exchangeable for definitive debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global debt security or at any time DTC ceases to be registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed by us within 90 days after our receipt of such notice;

•	we determine in our discretion that the global debt security shall be exchangeable for definitive debt securities in registered form;

•	there shall have occurred and be continuing an event of default or an event which, with notice or the lapse of time or both, would constitute an event of default under the debt securities; or

•	as may be provided in any applicable prospectus supplement.

Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in a minimum denomination equal to $100,000 or an integral multiple of $1,000 in excess thereof. The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.

Except as provided above, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of debt securities for any purpose under the Indentures. No global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the Indentures.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the Indentures, DTC would authorize the participants holding the relevant beneficial interest to give or take that action, and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearance Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Covenants

Under the Indentures, we have agreed to:

•	pay the principal of, and interest and any premium on, the debt securities when due;

•	maintain a place of payment;

•	deliver an officer’s certificate to the applicable Trustee within 150 days after the end of each fiscal year regarding our review of compliance with our obligations under the Indentures;

•	maintain our corporate existence; and

•	deposit sufficient funds with any paying agent on or before the due date for any payment of principal, interest or premium.

Consolidation, Merger or Asset Sale

Both Indentures generally allow us to consolidate or merge with or into another person, association or entity. They also allow us to sell, lease or transfer our property and assets substantially as an entirety to another person, association or entity.

Unless otherwise indicated in the applicable prospectus supplement, however, the Indentures will impose certain requirements with respect to any consolidation or merger with or into another person, association or person, or any sale, lease or transfer our assets substantially as an entirety to another person, association or person, including the following:

•	the remaining or acquiring person, association or entity expressly assumes all of our responsibilities and liabilities under the Indentures, including the punctual payment of all amounts due on the debt securities and performance of the covenants in the Indentures;

•	immediately after giving effect to the transaction, no event which is, or after notice or lapse of time or both would become, an Event of Default, as defined below, exists; and

•	delivery to the trustee an officer’s certificate and an opinion of counsel stating that all related conditions have been satisfied.

The remaining or acquiring person, association or entity will be substituted for us in the Indentures with the same effect as if it had been an original party to the Indentures. Thereafter, the successor may exercise our rights and powers under the Indentures, in our name or in its own name. If we sell or transfer our assets substantially as an entirety and the above requirements are satisfied, we will be released from all our liabilities and obligations under the Indentures and the debt securities. If we lease our assets substantially as an entirety, we will not be released from our obligations under the Indentures and the debt securities.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, each of the following events will be an Event of Default under an Indenture with respect to any series of debt securities issued under that Indenture:

•	failure to pay any interest on any debt security of that series when due, continued for 60 days;

•	failure to pay principal of (or premium, if any, on) any debt security of that series when due;

•	failure to deposit a sinking fund or any other such analogous required payment, if any, when due by the terms of a debt security of that series;

•	failure to perform or comply with any covenant in the applicable Indenture or related supplemental indenture or authorizing resolution (including any related officer’s certificate or partnership order), continued for 90 days after written notice to us as provided in that Indenture;

•	if the debt securities of that series are guaranteed debt securities, the guarantee of the debt securities of that series by any guarantor shall for any reason cease to be, or shall for any reason be asserted in writing by such guarantor or the Partnership, not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated or permitted by the applicable Indenture or the debt securities of that series;

•	certain events in bankruptcy, insolvency or reorganization affecting us or, if that series of debt securities is guaranteed by a guarantor, of such guarantor; and

•	any other Event of Default provided under the terms of the debt securities of that series.

An Event of Default for a particular series of debt securities will not necessarily constitute an Event of Default for any other series of debt securities outstanding under an Indenture. The applicable Trustee may withhold notice to the holders of a series of debt securities of any default, except payment defaults of principal of, or on interest or any premium on, those debt securities, if it considers such withholding to be in the interest of the holders.

If an Event of Default occurs and is continuing, other than an Event of Default described in the sixth bullet point above with respect to us, then the applicable Trustee or the holders of a specified percentage in aggregate principal amount of the outstanding debt securities of that series may declare the entire principal amount of, premium, if any, and accrued and unpaid interest, if any, on the outstanding debt securities of that series to be due and payable immediately; provided, however, that the holders of a majority of the aggregate principal amount of the debt securities of that series may, under certain circumstances, rescind and annul the declaration. If an Event of Default described in the sixth bullet point above occurs and is continuing with respect to us, then the principal amount of, premium, if any, and accrued and unpaid interest, if any, on, all series will become immediately due and payable without declaration of acceleration or other act on the part of any Trustee or any holders.

Subject to provisions in each Indenture relating to its duties in case an Event of Default shall have occurred and be continuing, no Trustee will be under an obligation to exercise any of its rights or powers under that Indenture at the request, order or direction of any holders of debt securities then outstanding under that Indenture, unless the holders shall have offered to the applicable Trustee reasonable indemnity or security against any costs, liability or expense that may be incurred in exercising such rights or powers. If such reasonable indemnity or security is provided, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right, subject to certain restrictions, to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee or exercising any power conferred on the Trustee, for any series of debt securities.

Defeasance

Debt securities of a series may be defeased at any time in accordance with their terms and as set forth in the applicable Indenture and described briefly below, unless the supplemental indenture or authorizing resolution (including any related officer’s certificate or partnership order) establishing the terms of the series provides otherwise. Any defeasance may terminate all of our obligations (with limited exceptions) and all obligations of any guarantors of such debt securities with respect to a series of debt securities and the applicable Indenture (“legal defeasance”), or it may terminate only our obligations and the obligations of any guarantors of such debt securities or the operation of certain covenants and provisions (including certain Events of Default) which may be applicable to a particular series (“covenant defeasance”).

We may exercise our legal defeasance option even though we have also exercised our covenant defeasance option. If we exercise the legal defeasance option with respect to a series of debt securities, that series may not be accelerated because of an Event of Default. If we exercise the covenant defeasance option, that series of debt securities may not be accelerated by reference to any affected covenants or provisions which may be applicable to that particular series. Upon the effectiveness of defeasance with respect to any series of guaranteed debt securities, each guarantor of the debt securities of such series shall be automatically and unconditionally released and discharged from all of its obligations under its guarantee of the debt securities of such series and all of its other obligations under the applicable indenture in respect of the debt securities of that series, without any action by us, any guarantor or the applicable Trustee and without the consent of the holders of any debt securities.

To exercise either defeasance option as to a series of debt securities, we must:

•	irrevocably deposit in trust with the applicable Trustee or another trustee money or U.S. government obligations in an amount to pay and discharge the principal of and any premium and interest on the debt securities on the stated maturities or redemption dates therefor and any mandatory sinking fund payments;

•	deliver a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. government obligations, without reinvestment, plus any deposited money without investment, will provide cash at the times and in the amounts necessary to pay the principal of and premium and interest when due on all debt securities of the series to maturity or redemption, as the case may be, and any mandatory sinking fund payments; and

•

comply with certain other conditions, including obtaining an opinion of tax counsel that the defeasance will not result in recognition of any income, gain or loss to holders for federal income tax purposes and will be subject to federal income tax on the same amounts and in the same manner and at the same time as would have been the case if such deposit and defeasance had not occurred.

Discharge

We may discharge all our obligations under an Indenture with respect to the debt securities of any series, other than our obligation to register the transfer of and to exchange notes of that series, when either:

•	all outstanding debt securities of that series, except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the applicable Trustee for cancellation; or

•	all such debt securities not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and we have deposited with the applicable Trustee in trust an amount of cash sufficient to pay the entire indebtedness of such debt securities, including interest and premium, if any, to the stated maturity or applicable redemption date;

and we have paid all other sums due under that Indenture and delivered an officer’s certificate and opinion of counsel to the applicable Trustee stating that all related conditions have been satisfied.

Modification of Indentures

Under each Indenture, generally we and the applicable Trustee may modify our rights and obligations and the rights of the holders with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification.

No modification of the principal or interest payment terms, no modification reducing the percentage required for any waiver or modifications and no modification impairing the right to institute suit for the payment on debt securities of any series when due, is effective against any holder without its consent.

In addition, we and the applicable Trustee may amend or supplement the Indentures without the consent of any holder of the debt securities in certain circumstances, including making certain technical changes, such as:

•	curing ambiguities or correcting defects or inconsistencies or otherwise adding or changing provisions with respect to matters or questions arising under the Indenture relating to a particular series of debt securities that does not adversely affect the rights of any holder in any material respect;

•	evidencing the succession of another person to us, and the assumption by that successor of our obligations under the applicable Indenture and the debt securities of any series;

•	providing for the acceptance of appointment by a successor trustee;

•	qualifying the Indentures under the TIA;

•	complying with the rules and regulations of any securities exchange or automated quotation system on which debt securities of any series may be listed or traded; or

•	adding, changing or eliminating provisions relating to a particular series of debt securities to be issued.

Guarantees

The debt securities of any series may be guaranteed by one or more of our existing and future subsidiaries. However, the applicable Indenture governing the debt securities will not require that any of our subsidiaries be a guarantor of any series of debt securities and will permit the guarantors of any series of guaranteed debt securities to differ from the guarantors of any other series of guaranteed debt securities. If we issue a series of guaranteed debt securities, the identity of the specific guarantors of the debt securities of that series will be identified in the applicable prospectus supplement.

If we issue a series of guaranteed debt securities, a description of some of the terms of guarantees of those debt securities will be set forth in the applicable prospectus supplement. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each guarantor of the debt securities of such series will fully and unconditionally guarantee, on a joint and several basis with each other guarantor, the due and punctual payment of the principal of, and premium, if any, and interest on, each debt security of such series, all in accordance with the terms of such debt securities and the applicable Indenture.

The applicable prospectus supplement relating to any series of guaranteed debt securities will specify other terms of the applicable guarantees.

If the applicable prospectus supplement relating to a series of our senior debt securities provides that those senior debt securities will have the benefit of a guarantee, unless otherwise provided in the applicable prospectus supplement, each such guarantee will be the unsubordinated and unsecured obligation of the applicable guarantor and will rank equally in right of payment with all of the unsecured and unsubordinated indebtedness of such guarantor.

Any guarantee of any debt securities will be effectively subordinated to all existing and future secured indebtedness of the applicable guarantor, including any secured guarantees of other Partnership debt, to the extent of the value of the collateral securing that indebtedness. Consequently, in the event of a bankruptcy, or similar proceeding with respect to any guarantor that has provided a guarantee of any debt securities, the holders of that guarantor’s secured indebtedness will be entitled to proceed directly against the collateral that secures that secured indebtedness and such collateral will not be available for satisfaction of any amount owed by such guarantor under its unsecured indebtedness, including its guarantees of any debt securities, until that secured debt is satisfied in full. Unless otherwise provided in the applicable prospectus supplement, the Indenture will not limit the ability of any guarantor to incur secured indebtedness.

If the applicable prospectus supplement relating to a series of our subordinated debt securities provides that those subordinated debt securities will have the benefit of a guarantee, unless otherwise provided in the applicable prospectus supplement, each such guarantee will be the subordinated and unsecured obligation of the applicable guarantor and, in addition to being effectively subordinated to secured debt of such guarantor, will be subordinated in right of payment to all of such guarantor’s existing and future senior indebtedness, including any guarantee of the senior debt securities, to the same extent and in the same manner as the subordinated debt securities are subordinated to our senior debt.

Paying Agents

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. We will specify in the prospectus supplement for your debt security the initial location of each paying agent for that debt security. We must notify the applicable Trustee of changes in the paying agents.

Security

Debt securities of a series may be secured, until such time as we obtain an investment grade rating from either Moody’s or Standard and Poor’s and upon certain trigger events, by us and/or certain guarantors (if applicable) by the grant of liens in our and, if applicable, assets (subject to certain excluded assets) to secure the obligations under the debt securities.

Subordination

Debt securities of a series may be subordinated to our “Senior Indebtedness,” which we define (subject to modification in any applicable prospectus supplement) generally as money borrowed, including guarantees, by us that is not expressly subordinate or junior in right of payment to any of our other indebtedness. Subordinated debt securities will be subordinate in right of payment, to the extent and in the manner set forth in the Subordinated Indenture, related supplemental indenture or authorizing resolution (including any related officer’s certificate or Partnership order), and the prospectus supplement relating to such series, to the prior payment of all of our indebtedness that is designated as “Senior Indebtedness” with respect to that series. Under the Subordinated Indenture, payment of the principal of, and interest and premium, if any, on, the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all indebtedness that is designated “Senior Indebtedness” with respect to that series. The Subordinated Indenture will provide that no payment of principal of, or interest and any premium on, the subordinated debt securities may be made in the event:

•	we fail to pay the principal, interest, premium, if any, or any other amounts on any Senior Indebtedness when due;

•	any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash;

•	of any insolvency, bankruptcy or similar proceeding involving us or our property; or

•	of a default (other than payment default) with respect to the Senior Indebtedness that imposes a payment blockage on the subordinated debt securities for a maximum of 179 days at any one time, unless the Event of Default has been cured or waived or shall no longer exist.

The Subordinated Indenture will not limit the amount of Senior Indebtedness that we may incur.

No Individual Liability of Officers, Directors, Employees or Equityholders

No past, present or future partner, incorporator, manager, member, director, officer, employee, unitholder or equityholder, as such, of ours or our general partner, or any of our or its affiliates shall have any liability in respect of our obligations or the obligations of any guarantor under any Indenture or the debt securities or for any claim based on such obligations or their creation, by reason of his, her or its status as such. The preceding paragraph does not change any obligation of general partner may have to restore any negative balance in its capital account (maintained by it pursuant to our partnership agreement ) upon liquidation of its interest in us.

Each holder of debt securities by accepting a debt security waives and releases all liability described in the first paragraph of this subsection. This waiver and release are part of the consideration for our issuance of the debt securities. The waiver may not be effective under federal securities laws, however, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

Each Indenture, any guarantee of debt securities and all debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

This section is a summary of the material tax considerations that may be relevant to prospective unitholders who are individual citizens or residents of the United States and, unless otherwise noted in the following discussion, is the opinion of Baker & Hostetler LLP, counsel to our general partner and us, insofar as it relates to legal conclusions with respect to matters of U.S. federal income tax law that are addressed in this section. This section is based upon current provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the Internal Revenue Code, existing and proposed Treasury regulations promulgated under the Internal Revenue Code, which we refer to as the Treasury Regulations, and current administrative rulings and court decisions, all of which are subject to change. Later changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. Unless the context otherwise requires, references in this section to “us” or “we” are references to Midcoast Energy Partners L.P. and our operating subsidiaries.

The following discussion does not comment on all federal income tax matters affecting us or our unitholders. Moreover, the discussion focuses on unitholders who are individual citizens or residents of the United States for U.S. federal income tax purposes and has only limited application to corporations, estates, entities treated as partnerships for U.S. federal income tax purposes, trusts, nonresident aliens, U.S. expatriates and former citizens or long-term residents of the United States or other unitholders subject to specialized tax treatment, such as banks, insurance companies and other financial institutions, tax-exempt institutions, foreign persons including, without limitation, controlled foreign corporations, passive foreign investment companies and non-U.S. persons eligible for the benefits of an applicable income tax treaty with the United States, individual retirement accounts, or IRAs, employee benefit plans, real estate investment trusts, or REITs, or mutual funds, dealers in securities or currencies, traders in securities, U.S. persons whose “functional currency” is not the U.S. dollar, persons holding their Class A common units as part of a “straddle,” “hedge,” “conversion transaction” or other risk reduction transaction, and persons deemed to sell their Class A common units under the constructive sale provisions of the Internal Revenue Code. In addition, the discussion only comments to a limited extent on state, local and foreign tax consequences. Accordingly, we encourage each prospective unitholder to consult the unitholder’s own tax advisor in analyzing the state, local and foreign tax consequences particular to the unitholder of the ownership or disposition of Class A common units and potential changes in applicable tax laws.

No ruling has been requested from the Internal Revenue Service, or IRS, regarding our characterization as a partnership for tax purposes or any other tax consideration discussed in this section. Instead, we will rely on opinions of Baker & Hostetler LLP. Unlike a ruling, an opinion of counsel represents only that counsel’s best legal judgment and does not bind the IRS or the courts. Accordingly, the opinions and statements made herein may not be sustained by a court if contested by the IRS. Any contest of this sort with the IRS may materially and adversely impact the market for the Class A common units and the prices at which Class A common units trade. In addition, the costs of any contest with the IRS, principally legal, accounting and related fees, will result in a reduction in cash available for distribution to our unitholders and our general partner and thus will be borne indirectly by our unitholders and our general partner. Furthermore, the tax treatment of us, or of an investment in us, may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied.

All statements as to matters of federal income tax law and legal conclusions with respect thereto, but not as to factual matters, contained in this section, unless otherwise noted, are the opinion of Baker & Hostetler LLP and are based on the accuracy of the representations made by us and by the delegate of our general partner with respect to certain factual matters.

For the reasons described below, Baker & Hostetler LLP has not rendered an opinion with respect to the following specific federal income tax issues: (1) the treatment of a unitholder whose Class A common units are loaned to a short seller to cover a short sale of Class A common units (see “—Tax Consequences of Unit Ownership—Treatment of Short Sales”); (2) whether our monthly convention for allocating taxable income and losses is permitted by existing Treasury Regulations (see “—Disposition of Common Units—Allocations

Between Transferors and Transferees”); (3) whether our method for taking into account Section 743 of the Internal Revenue Code adjustments is sustainable in certain cases (see “—Tax Consequences of Unit Ownership—Section 754 Election” and “—Uniformity of Units”); and (4) whether assignees of Class A common units who fail to execute and deliver transfer applications will be treated as partners of Midcoast Partners for federal income tax purposes (see “—Limited Partner Status” below).

Partnership Status

A partnership generally is not a taxable entity and incurs no federal income tax liability. Instead, each partner of a partnership is required to take into account the partner’s share of items of income, gain, loss and deduction of the partnership in computing the partner’s federal income tax liability, regardless of whether cash distributions are made to the unitholder by the partnership. Distributions by a partnership to a partner are generally taxable only to the extent the amount of cash distributed to the partner is in excess of the partner’s adjusted basis in the partner’s partnership interest.

Section 7704 of the Internal Revenue Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. An exception, however, referred to as the “Qualifying Income Exception,” exists with respect to publicly traded partnerships of which 90% or more of the gross income for every taxable year consists of “qualifying income.” Qualifying income includes income and gains derived from the transportation, processing, storage and marketing of crude oil, natural gas and products produced from them. Other types of qualifying income include interest, other than from a financial business, dividends, gains from the sale of real property and gains from the sale or other disposition of capital assets held for the production of income that otherwise constitutes qualifying income. We estimate that as of the date of this prospectus, more than 90% of our current gross income is qualifying income; however, the portion of our income that is qualifying income may change from time to time.

No ruling has been or will be sought from the IRS, and the IRS has made no determination as to our status or the status of our operating subsidiaries for federal income tax purposes or whether our operations generate “qualifying income” under Section 7704 of the Internal Revenue Code. Instead, we will rely on the opinion of Baker & Hostetler LLP on such matters. It is the opinion of Baker & Hostetler LLP that, based upon the Internal Revenue Code, its regulations, published revenue rulings and court decisions and the representations described below that as of the date of this prospectus:

•	we will be classified as a partnership for federal income tax purposes; and

•	each of our operating subsidiaries will be treated as a partnership or will be disregarded as an entity separate from us for federal income tax purposes.

In rendering its opinion, Baker & Hostetler LLP has relied on factual representations made by us and our general partner. The representations made by us and our general partner upon which Baker & Hostetler LLP has relied include:

•	neither we nor any of the operating subsidiaries has elected or will elect to be treated as a corporation; and

•	for each taxable year, more than 90% of our gross income has been and will be income of the type that in the opinion of Baker & Hostetler LLP is “qualifying income” within the meaning of Section 7704(d) of the Internal Revenue Code.

We believe that these representations are true and expect that these representations will continue to be true in the future.

If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery, in which case the IRS may also require us to make adjustments with respect to our unitholders or pay other amounts. In cases determined by the IRS to be not inadvertent, we will be treated as if we had transferred all of our assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception, in return for stock in that corporation, and then distributed that stock to the unitholders in liquidation of their interests in us. This deemed contribution and liquidation should be tax-free to unitholders and us so long as we, at that time, do not have liabilities in excess of the tax basis of our assets. Thereafter, we would be treated as a corporation for federal income tax purposes.

If we were treated as an association taxable as a corporation in any taxable year, either as a result of a failure to meet the Qualifying Income Exception or otherwise, our items of income, gain, loss and deduction would be reflected only on our tax return rather than being passed through to our unitholders, and our net income would be taxed to us at corporate rates. In addition, any distribution made to a unitholder would be treated as taxable dividend income, to the extent of our current and accumulated earnings and profits, or, in the absence of earnings and profits, a nontaxable return of capital, to the extent of the unitholder’s tax basis in the unitholder’s units, or taxable capital gain, after the unitholder’s tax basis in the unitholder’s units is reduced to zero. Accordingly, taxation as a corporation could result in a material reduction in a unitholder’s cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the units.

The discussion below is based on Baker & Hostetler LLP’s opinion that we will be classified as a partnership for federal income tax purposes.

Limited Partner Status

Our unitholders will be treated as partners of Midcoast Partners for federal income tax purposes. Also, (1) unitholders whose Class A common units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their Class A common units, and (2) assignees who have executed and delivered transfer applications and are awaiting admission as limited partners, will be treated as partners of Midcoast Partners for federal income tax purposes.

Because there is no direct authority dealing with the status of assignees of Class A common units who are entitled to execute and deliver transfer applications and become entitled to direct the exercise of attendant rights, but who fail to execute and deliver transfer applications, Baker & Hostetler LLP is unable to opine that such persons are our partners for federal income tax purposes. Furthermore, a purchaser or other transferee of Class A common units who does not execute and deliver a transfer application may not receive some federal income tax information or reports furnished to record unitholders unless the Class A common units are held in a nominee or street name account and the nominee or broker has executed and delivered a transfer application for those Class A common units.

A beneficial owner of Class A common units whose units have been transferred to a short seller to complete a short sale would appear to lose the owner’s status as a partner with respect to those units for federal income tax purposes. See “—Tax Consequences of Unit Ownership—Treatment of Short Sales.”

Income, gains, losses or deductions would not appear to be reportable by a unitholder who is not a partner for federal income tax purposes, and any cash distributions received by a unitholder who is not a partner for federal income tax purposes would therefore appear to be fully taxable as ordinary income. These holders are urged to consult their tax advisors with respect to the tax consequences to them of holding Class A common units.

The references to “unitholders” in the discussion that follows are to persons who are treated as partners in Midcoast Partners for federal income tax purposes.

Tax Consequences of Class A Common Unit Ownership

Flow-through of taxable income

Subject to the discussion below under “—Tax Consequences of Class A Common Unit Ownership—Entity-Level Collections,” we will not pay any federal income tax. Instead, each unitholder will be required to report on the unitholder’s income tax return the unitholder’s share of our income, gains, losses and deductions without regard to whether we make cash distributions to the unitholder. Consequently, we may allocate income to a unitholder even if the unitholder has not received a cash distribution. Each unitholder will be required to include in income the unitholder’s allocable share of our income, gains, losses and deductions for our taxable year ending with or within the unitholder’s taxable year. Our taxable year ends on December 31.

Treatment of distributions

Distributions by us to a unitholder generally will not be taxable to the unitholder for federal income tax purposes, except to the extent the amount of any such cash distribution exceeds the unitholder’s tax basis in the unitholder’s Class A common units immediately before the distribution. Our cash distributions in excess of a unitholder’s tax basis generally will be considered to be gain from the sale or exchange of the Class A common units, taxable in accordance with the rules described under “—Disposition of Class A Common Units.” Any reduction in a unitholder’s share of our liabilities for which no partner, including the general partner, bears the economic risk of loss, referred to as “nonrecourse liabilities,” will be treated as a distribution by us of cash to that unitholder.

A decrease in a unitholder’s percentage interest in us because of our issuance of additional units will decrease the unitholder’s share of our nonrecourse liabilities, and thus will result in a corresponding deemed distribution of cash. This deemed distribution may constitute a non-pro rata distribution. A non-pro rata distribution of money or property may result in ordinary income to a unitholder, regardless of the unitholder’s tax basis in the unitholder’s Class A common units, if the distribution reduces the unitholder’s share of our “unrealized receivables,” including depreciation recapture or substantially appreciated “inventory items,” each as defined in the Internal Revenue Code, and collectively, “Section 751 Assets.” To that extent, the unitholder will be treated as having been distributed the unitholder’s proportionate share of the Section 751 Assets and then having exchanged those assets with us in return for the non-pro rata portion of the actual distribution made to the unitholder. This latter deemed exchange will generally result in the unitholder’s realization of ordinary income, which will equal the excess of (1) the non-pro rata portion of that distribution over (2) the unitholder’s tax basis (often zero) for the share of Section 751 Assets deemed relinquished in the exchange. The Treasury Department recently has issued proposed regulations that, if issued in their current form as final Treasury Regulations, may mitigate the consequences of deemed non-pro rata distributions of cash.

To the extent our distributions cause a unitholder’s “at-risk” amount to be less than zero at the end of any taxable year, the unitholder must recapture any losses deducted in previous years. See “—Tax Consequences of Class A Common Unit Ownership—Limitations on Deductibility of Losses.”

The allocation of taxable income to Class A common unitholders, taking into account special allocations of gross income that otherwise would be allocated to either the subordinated units or the Class B common units, for any given period may be less than or greater than the actual cash distributed on the Class A common units purchased in this offering.

Basis of Class A common units

A unitholder’s initial tax basis for the unitholder’s Class A common units will be the amount the unitholder’s paid for the Class A common units plus the unitholder’s share of our nonrecourse liabilities. That basis will be increased by the unitholder’s share of our income and by any increases in the unitholder’s share of our nonrecourse liabilities. That basis will be decreased, but not below zero, by distributions from us, by the unitholder’s share of our losses, by any decreases in the unitholder’s share of our nonrecourse liabilities and by the unitholder’s share of our expenditures that are not deductible in computing taxable income and are not required to be capitalized. A unitholder will have no share of our debt that is recourse to our general partner but will have a share, generally based on the unitholder’s share of profits, of our nonrecourse liabilities. See “—Disposition of Common Units—Recognition of Gain or Loss.” The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all of those interests.

Limitations on deductibility of losses

The deduction by a unitholder of the unitholder’s share of our losses will be limited to the tax basis in the unitholder’s units and, in the case of an individual unitholder, estate, trust, or corporate unitholder (if more than 50% of the value of the corporate unitholder’s stock is owned directly or indirectly by or for five or fewer individuals or some tax-exempt organizations) to the amount for which the unitholder is considered to be “at risk” with respect to our activities, if that is less than the unitholder’s tax basis. A Class A common unitholder subject to these limitations must recapture losses deducted in previous years to the extent that distributions cause the unitholder’s at-risk amount to be less than zero at the end of any taxable year. Losses disallowed to a unitholder or recaptured as a result of these limitations will carry forward and will be allowable as a deduction to the extent that the unitholder’s at-risk amount is subsequently increased, provided such losses do not exceed such Class A common unitholder’s tax basis in the unitholder’s Class A common units. Upon the taxable disposition of a Class A common unit, any gain recognized by a unitholder can be offset by losses that previously were suspended by the at-risk limitation but may not be offset by losses suspended by the basis limitation. Any loss previously suspended by the at-risk limitation in excess of that gain would no longer be utilizable.

In general, a unitholder will be at risk to the extent of the tax basis of the unitholder’s units, excluding any portion of that basis attributable to the unitholder’s share of our nonrecourse liabilities, reduced by (1) any portion of that basis representing amounts otherwise protected against loss because of a guarantee, stop loss agreement or other similar arrangement and (2) any amount of money the unitholder borrows to acquire or hold the unitholder’s units, if the lender of those borrowed funds owns an interest in us, is related to the unitholder or can look only to the units for repayment. A unitholder’s at-risk amount will increase or decrease as the tax basis of the unitholder’s units increases or decreases, other than tax basis increases or decreases attributable to increases or decreases in the unitholder’s share of our nonrecourse liabilities.

In addition to the basis and at-risk limitations on the deductibility of losses, the passive loss limitations generally provide that individuals, estates, trusts and some closely-held corporations and personal service corporations can deduct losses from passive activities, which are generally trade or business activities in which the taxpayer does not materially participate, only to the extent of the taxpayer’s income from those passive activities. The passive loss limitations are applied separately with respect to each publicly traded partnership. Consequently, any passive losses we generate will only be available to offset our passive income generated in the future and will not be available to offset income from other passive activities or investments, including our investments or a unitholder’s investments in other publicly traded partnerships, or the unitholder’s salary, active business or other income. Passive losses that are not deductible because they exceed a unitholder’s share of income we generate may be deducted in full when the unitholder disposes of the unitholder’s entire investment in us in a fully taxable transaction with an unrelated party. The passive loss limitations are applied after other applicable limitations on deductions, including the at-risk rules and the basis limitation.

A unitholder’s share of our net income may be offset by any of our suspended passive losses, but it may not be offset by any other current or carryover losses from other passive activities, including those attributable to other publicly traded partnerships.

Limitations on interest deductions

The deductibility of a non-corporate taxpayer’s “investment interest expense” is generally limited to the amount of that taxpayer’s “net investment income.” Investment interest expense includes:

•	interest on indebtedness properly allocable to property held for investment;

•	our interest expense attributed to portfolio income; and

•	the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent attributable to portfolio income.

The computation of a unitholder’s investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a Class A common unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment or (if applicable) qualified dividend income. The IRS has indicated that the net passive income earned by a publicly traded partnership will be treated as investment income to its unitholders for purposes of determining the unitholders’ ability to deduct investment interest expense. In addition, the unitholder’s share of our portfolio income will be treated as investment income.

Entity-level collections

If we are required or elect under applicable law to pay any federal, state, local or foreign income tax on behalf of any unitholder or our general partner or any former unitholder, we are authorized to pay those taxes from our funds. That payment, if made, will be treated as a distribution of cash to the unitholder on whose behalf the payment was made. If the payment is made on behalf of a person whose identity cannot be determined, we are authorized to treat the payment as a distribution to all current unitholders. We are authorized to amend our partnership agreement in the manner necessary to maintain uniformity of intrinsic tax characteristics of units and to adjust later distributions, so that after giving effect to these distributions, the priority and characterization of distributions otherwise applicable under our partnership agreement is maintained as nearly as is practicable. Payments by us as described above could give rise to an overpayment of tax on behalf of an individual unitholder in which event the unitholder would be required to file a claim in order to obtain a credit or refund.

Allocation of income, gain, loss and deduction

In general, if we have a net profit, our items of income, gain, loss and deduction will be allocated among our general partner and the unitholders in accordance with their percentage interests in us. If we have a net loss, that loss generally will be allocated first to our general partner and the unitholders in accordance with their percentage interests in us to the extent of their positive capital accounts, and, second, to our general partner. As provided in our partnership agreement, for each taxable year during which the subordinated units or Class B common units are outstanding, items of gross income in a specified amount will be specially allocated to the holders of the Class A common units. The amount of the special allocation, however, will not exceed the amount that would result in a purchaser of Class A common units in our initial public offering being allocated an amount of federal taxable income for such year that exceeds 20% of the cash distributed on the Class A common units purchased in the initial public offering with respect to such year.

Specified items of our income, gain, loss and deduction will be allocated to account for (1) any difference between the tax basis and fair market value of our assets at the time of any offering pursuant to this prospectus or any prospectus supplement and (2) any difference between the tax basis and fair market value of any property contributed to us by the general partner and its affiliates (or by a third party) that exists at the time of such contribution, together referred to in this discussion as the “Contributed Property.” These “Section 704(c) Allocations” are required to eliminate the difference between a partner’s “book” capital account, which is credited with the fair market value of Contributed Property, and “tax” capital account, which is credited with the basis of the Contributed Property. Such difference is referred to in this discussion as the “Book-Tax Disparity.” The effect of these Section 704(c) Allocations to a unitholder purchasing Class A common units from us in this offering will be essentially the same as if the tax bases of our assets were equal to their fair market values at the time of this offering. In the event we issue additional units or engage in certain other transactions in the future, “reverse Section 704(c) Allocations,” similar to the Section 704(c) Allocations described above, will be made to the general partner and all of our unitholders immediately prior to such issuance or other transactions to account for the difference between the “book” basis for purposes of maintaining capital accounts and the fair market value of all property held by us at the time of such issuance or future transaction. In addition, items of recapture income will be allocated to the extent possible to the unitholder who was allocated the deduction giving rise to the treatment of that gain as recapture income in order to minimize the recognition of ordinary income by some unitholders. Finally, although we do not expect that our operations will result in the creation of negative capital accounts, if negative capital accounts nevertheless result, items of our income and gain will be allocated in an amount and manner sufficient to eliminate the negative balance as quickly as possible.

An allocation of items of our income, gain, loss or deduction, other than an allocation required by the Internal Revenue Code to eliminate the Book-Tax Disparity, generally will be given effect for federal income tax purposes in determining a partner’s share of an item of income, gain, loss or deduction only if the allocation has “substantial economic effect.” In any other case, a partner’s share of an item will be determined on the basis of the partner’s interest in us, which will be determined by taking into account all the facts and circumstances, including:

•	the partner’s relative contributions to us;

•	the interests of all the partners in profits and losses;

•	the interest of all the partners in cash flow; and

•	the rights of all the partners to distributions of capital upon liquidation.

Baker & Hostetler LLP is of the opinion that, with the exception of the issues described in “—Tax Consequences of Class A Common Unit Ownership—Section 754 Election,” “—Disposition of Class A Common Units—Allocations Between Transferors and Transferees,” and “—Uniformity of Class A Common Units,” allocations under our partnership agreement will be given effect for federal income tax purposes in determining a partner’s share of an item of income, gain, loss or deduction.

Treatment of short sales

A unitholder whose Class A common units are loaned to a “short seller” to cover a short sale of units may be considered as having disposed of those units. If so, the unitholder would no longer be treated for tax purposes as a partner with respect to those Class A common units during the period of the loan and may recognize gain or loss from the disposition. See “—Disposition of Class A Common Units—Recognition of Gain or Loss.” As a result, during this period:

•	any of our income, gain, loss or deduction with respect to those Class A common units would not be reportable by the unitholder;

•	any cash distributions received by the unitholder as to those Class A common units would be fully taxable; and

•	while not entirely free from doubt, all of these distributions would appear to be ordinary income.

Because there is no direct or indirect controlling authority on the issue relating to partnership interests, Baker & Hostetler LLP has not rendered an opinion regarding the tax treatment of a unitholder whose Class A common units are loaned to a short seller to cover a short sale of Class A common units; therefore, unitholders desiring to assure their status as partners and avoid the risk of gain recognition from a loan to a short seller are urged to consult a tax advisor to discuss whether it is advisable to modify any applicable brokerage account agreements to prohibit their brokers from borrowing and loaning their units. The IRS has previously announced that it is studying issues relating to the tax treatment of short sales of partnership interests.

Alternative minimum tax

Each unitholder will be required to take into account the unitholder’s distributive share of any items of our income, gain, loss or deduction for purposes of the alternative minimum tax. The current minimum tax rate for noncorporate taxpayers is 26% on the first $182,500 of alternative minimum taxable income in excess of the exemption amount and 28% on any additional alternative minimum taxable income. Prospective unitholders are urged to consult with their tax advisors as to the impact of an investment in units on their liability for the alternative minimum tax.

Tax rates

Under current law, the highest marginal U.S. federal income tax rate applicable to ordinary income of individuals is 39.6% and the highest marginal U.S. federal income tax rate applicable to long-term capital gains, which generally are capital gains on certain assets held for more than twelve months, of individuals is 20%. Such rates are subject to change by new legislation at any time.

In addition, a 3.8% Medicare tax, or net investment income tax, or NIIT, is imposed on certain net investment income earned by individuals, estates and trusts. For these purposes, net investment income generally includes a unitholder’s allocable share of our income and gain realized by a unitholder from a sale of units. In the case of an individual, the tax will be imposed on the lesser of (1) the unitholder’s net investment income and (2) the amount by which the unitholder’s modified adjusted gross income exceeds $250,000 (if the unitholder is married and filing jointly or a surviving spouse), $125,000 (if the unitholder is married and filing separately) or $200,000 (in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (1) undistributed net investment income and (2) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins. Prospective unitholders are urged to consult with their tax advisors as to the impact of the NIIT on an investment in our Class A common units.

Section 754 election

We have made the election permitted by Section 754 of the Internal Revenue Code. That election is irrevocable without the consent of the IRS unless there is a constructive termination of the partnership. See “—Disposition of Class A Common Units—Constructive Termination.” The election generally will permit us to adjust a Class A common unit purchaser’s tax basis in our assets (“inside basis”) under Section 743(b) of the Internal Revenue Code to reflect the purchaser’s purchase price. This election does not apply with respect to a person who purchases Class A common units directly from us. The Section 743(b) adjustment belongs to the purchaser and not to other unitholders. For purposes of this discussion, the inside basis in our assets with respect to a unitholder will be considered to have two components: (1) the unitholder’s share of our tax basis in our assets (“common basis”) and (2) the unitholder’s Section 743(b) adjustment to that basis.

We have adopted the remedial allocation method as to all our properties. Where the remedial allocation method is adopted, the Treasury Regulations under Section 743 of the Internal Revenue Code require a portion of the Section 743(b) adjustment that is attributable to recovery property that is subject to depreciation under Section 168 of the Internal Revenue Code and whose book basis is in excess of its tax basis to be depreciated over the remaining cost recovery period for the property’s unamortized Book-Tax Disparity. Under Treasury Regulations governing a Section 743(b) adjustment attributable to property subject to depreciation under Section 167 of the Internal Revenue Code, rather than cost recovery deductions under Section 168, such an adjustment is generally required to be depreciated using either the straight-line method or the 150% declining balance method. Under our partnership agreement, our general partner is authorized to take a position to preserve the uniformity of units even if that position is not consistent with a literal application of these and any other Treasury Regulations. See “—Tax Treatment of Operations” and “—Uniformity of Class A Common Units.”

We intend to depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of Contributed Property, to the extent of any unamortized Book-Tax Disparity, using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the property’s unamortized Book-Tax Disparity, or treat that portion as non-amortizable to the extent attributable to property which is not amortizable. This method is consistent with the methods employed by other publicly traded partnerships but is arguably inconsistent with Treasury Regulations governing Section 743(b) adjustments for property depreciable under Section 167, which is not expected to directly apply to a material portion of our assets. To the extent this Section 743(b) adjustment is attributable to appreciation in value in excess of the unamortized Book-Tax Disparity, we will apply the rules described in the Treasury Regulations and legislative history. If we determine that this position cannot reasonably be taken, we may take a depreciation or amortization position under which all purchasers acquiring units in the same month would receive depreciation or amortization, whether attributable to common basis or a Section 743(b) adjustment, based upon the same applicable rate as if they had purchased a direct interest in our assets. This kind of aggregate approach may result in lower annual depreciation or amortization deductions than would otherwise be allowable to some unitholders. See “—Uniformity of Units.” A unitholder’s tax basis for the unitholder’s Class A common units is reduced by the unitholder’s share of our deductions (whether or not such deductions were claimed on an individual’s income tax return) so that any position we take that understates deductions will overstate the Class A common unitholder’s basis in the unitholder’s Class A common units, which may cause the unitholder to understate gain or overstate loss on any sale of such units. See “—Disposition of Class A Common Units—Recognition of Gain or Loss.” Baker & Hostetler LLP is unable to opine as to whether our method for taking into account Section 743 adjustments is sustainable for property subject to depreciation under Section 167 of the Internal Revenue Code or if we use an aggregate approach as described above, as there is no direct or indirect controlling authority addressing the validity of these positions. Moreover, the IRS may challenge our position with respect to depreciating or amortizing the Section 743(b) adjustment we take to preserve the uniformity of the units. If such a challenge were sustained, the gain from the sale of units might be increased without the benefit of additional deductions.

A Section 754 election is advantageous if the transferee’s tax basis in the transferee’s units is higher than the units’ share of the aggregate tax basis of our assets immediately prior to the transfer. In that case, as a result of the election, the transferee would have, among other items, a greater amount of depreciation deductions and the transferee’s share of any gain or loss on a sale of our assets would be less. Conversely, a Section 754 election is disadvantageous if the transferee’s tax basis in the transferee’s units is lower than those units’ share of the aggregate tax basis of our assets immediately prior to the transfer. Thus, the fair market value of the units may be affected either favorably or unfavorably by the election. A basis adjustment is required regardless of whether a Section 754 election is made in the case of a transfer of an interest in us if we have a substantial built-in loss immediately after the transfer, or if we distribute property and have a substantial basis reduction. Generally, a built-in loss or a basis reduction is substantial if it exceeds $250,000.

The calculations involved in the Section 754 election are complex and will be made on the basis of assumptions as to the value of our assets and other matters. For example, the allocation of the Section 743(b) adjustment among our assets must be made in accordance with the Internal Revenue Code. The IRS could seek to reallocate some or all of any Section 743(b) adjustment allocated by us to our tangible assets to goodwill instead. Goodwill, as an intangible asset, is generally nonamortizable or amortizable over a longer period of time or under a less accelerated method than our tangible assets. We cannot assure you that the determinations we make will not be successfully challenged by the IRS and that the deductions resulting from them will not be reduced or disallowed altogether. Should the IRS require a different basis adjustment to be made, and should, in our opinion, the expense of compliance exceed the benefit of the election, we may seek permission from the IRS to revoke our Section 754 election. If permission is granted, a subsequent purchaser of units may be allocated more income than the subsequent purchaser would have been allocated had the election not been revoked.

Tax Treatment of Operations

Accounting method and taxable year

We use the year ending December 31 as our taxable year and the accrual method of accounting for federal income tax purposes. Each unitholder will be required to include in income the unitholder’s share of our income, gain, loss and deduction for our taxable year ending within or with the unitholder’s taxable year. In addition, a unitholder who has a taxable year ending on a date other than December 31 and who disposes of all of the unitholder’s units following the close of our taxable year but before the close of the unitholder’s taxable year must include the unitholder’s share of our income, gain, loss and deduction in income for the unitholder’s taxable year, with the result that the unitholder will be required to include in income for the unitholder’s taxable year the unitholder’s share of more than twelve months of our income, gain, loss and deduction. See “—Disposition of Class A Common Units—Allocations Between Transferors and Transferees.”

Tax basis, depreciation and amortization

The tax basis of our assets, as adjusted with respect to each purchaser on account of our Section 754 election, will be used for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of these assets. See “—Tax Consequences of Unit Ownership—Section 754 Election” above. The federal income tax consequences attributable to the difference between the fair market value of our assets and their tax basis immediately prior to an offering will be borne by our unitholders holding interests in us immediately prior to any such offering. See “—Tax Consequences of Class A Common Unit Ownership—Allocation of Income, Gain, Loss and Deduction.”

To the extent allowable, we may elect to use the depreciation and cost recovery methods, including bonus depreciation to the extent available, that will result in the largest deductions being taken in the early years after assets subject to these allowances are placed in service. See “—Uniformity of Class A Common Units.” Property we subsequently acquire or construct may be depreciated using accelerated methods permitted by the Internal Revenue Code.

If we dispose of depreciable property by sale, foreclosure or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation previously deducted and the nature of the property, may be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, a unitholder who has taken cost recovery or depreciation deductions with respect to property we own will likely be required to recapture some or all of those deductions as ordinary income upon a sale of the unitholder’s interest in us. See “—Tax Consequences of Unit Ownership—Allocation of Income, Gain, Loss and Deduction” and “—Disposition of Class A Common Units—Recognition of Gain or Loss.”

The costs we incur in selling our Class A common units (referred to as “syndication expenses”) must be capitalized and cannot be deducted currently, ratably or upon our termination. There are uncertainties regarding the classification of costs as organization expenses, which may be amortized by us, and as syndication expenses, which may not be amortized by us. The underwriting discounts and commissions we incur will be treated as syndication expenses.

Valuation and tax basis of our properties

The federal income tax consequences of the ownership and disposition of Class A common units will depend in part on our estimates of the relative fair market values, and the initial tax bases, of our assets. Although we may from time to time consult with professional appraisers regarding valuation matters, we will make many of the relative fair market value estimates ourselves. These estimates and determinations of basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or basis are later found to be incorrect, the character and amount of items of income, gain, loss or deductions previously reported by unitholders might change, and unitholders might be required to adjust their tax liability for prior years and incur interest and penalties with respect to those adjustments.

Disposition of Class A Common Units

Recognition of gain or loss

Gain or loss will be recognized on a sale of Class A common units equal to the difference between the amount realized and the unitholder’s tax basis for the Class A common units sold. A unitholder’s amount realized will be measured by the sum of the cash or the fair market value of other property received by the unitholder plus the unitholder’s share of our nonrecourse liabilities. Because the amount realized includes a unitholder’s share of our nonrecourse liabilities, the gain recognized on the sale of units could result in a tax liability in excess of any cash received from the sale.

Prior distributions from us that in the aggregate were in excess of cumulative net taxable income for a Class A common unit and, therefore, decreased a unitholder’s tax basis in that Class A common unit will, in effect, become taxable income if the Class A common unit is sold at a price greater than the unitholder’s tax basis in that Class A common unit, even if the price received is less than the unitholder’s original cost.

Except as noted below, gain or loss recognized by a unitholder, other than a “dealer” in Class A common units, on the sale or exchange of a Class A common unit will generally be taxable as capital gain or loss. Capital gain recognized by an individual on the sale of Class A common units held for more than 12 months generally will be taxed at the U.S. federal income tax rate applicable to long-term capital gains. A portion of this gain or loss, which will likely be substantial, however, will be separately computed and taxed as ordinary income or loss under Section 751 of the Internal Revenue Code to the extent attributable to assets giving rise to depreciation recapture or other “unrealized receivables” or to “inventory items” we own. The term “unrealized receivables” includes potential recapture items, including depreciation recapture. Ordinary income attributable to unrealized receivables, inventory items and depreciation recapture may exceed net taxable gain realized upon the sale of a unit and may be recognized even if there is a net taxable loss realized on the sale of a unit. Thus, a unitholder may recognize both ordinary income and a capital loss upon a sale of units. Capital losses may offset capital gains and no more than $3,000 of ordinary income, in the case of individuals, and may only be used to offset capital gains in the case of corporations. Both ordinary income and capital gain recognized on a sale of units may be subject to the NIIT in certain circumstances. See “—Tax Consequences of Class A Common Unit Ownership—Tax Rates.”

The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an “equitable apportionment” method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner’s tax basis in the partner’s entire interest in the partnership as the value of the interest sold bears to the value of the partner’s entire interest in the partnership. Treasury Regulations under Section 1223 of the Internal Revenue Code allow a selling unitholder who can identify Class A common units transferred with an ascertainable holding period to elect to use the actual holding period of the Class A common units transferred. Thus, according to the ruling discussed above, a Class A common unitholder will be unable to select high or low basis Class A common units to sell as would be the case with corporate stock, but, according to the Treasury Regulations, the unitholder may designate specific Class A common units sold for purposes of determining the holding period of units transferred. A unitholder electing to use the actual holding period of Class A common units transferred must consistently use that identification method for all subsequent sales or exchanges of Class A common units. A unitholder considering the purchase of additional units or a sale of Class A common units purchased in separate transactions is urged to consult the unitholder’s tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations.

Specific provisions of the Internal Revenue Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an “appreciated” partnership interest, one in which gain would be recognized if it were sold, assigned or terminated at its fair market value, if the taxpayer or related persons enter(s) into:

•	a short sale;

•	an offsetting notional principal contract; or

•	a futures or forward contract;

in each case, with respect to the partnership interest or substantially identical property.

Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is also authorized to issue regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position.

Allocations between transferors and transferees

In general, our taxable income and losses will be determined annually, will be prorated on a monthly basis and will be subsequently apportioned among the unitholders in proportion to the number of units owned by each of them as of the opening of the applicable exchange on the first business day of the month, which we refer to in this prospectus as the “Allocation Date.” Gain or loss realized on a sale or other disposition of our assets other than in the ordinary course of business, however, will be allocated among the unitholders on the Allocation Date in the month in which that gain or loss is recognized. As a result, a unitholder transferring units may be allocated income, gain, loss and deduction realized after the date of transfer.

Although simplifying conventions are contemplated by the Internal Revenue Code and most publicly traded partnerships use similar simplifying conventions, the use of this method may not be permitted under existing Treasury Regulations as there is no direct or indirect controlling authority on this issue. The Treasury Department has issued proposed Treasury Regulations that provide a safe harbor pursuant to which a publicly traded partnership may adopt similar monthly simplifying conventions to allocate tax items among transferor and transferee unitholders, although such tax items must be prorated on a daily basis. Nonetheless, the proposed regulations do not specifically authorize the use of the proration method we have adopted. Existing publicly traded partnerships are entitled to rely on these proposed Treasury Regulations; however, they are subject to change until final Treasury Regulations are issued. Accordingly, Baker & Hostetler LLP is unable to opine on the validity of this method of allocating income and deductions between transferor and transferee unitholders because the issue has not been finally resolved by the IRS or the courts. If this method is not allowed under the Treasury Regulations, or only applies to transfers of less than all of the unitholder’s interest, our taxable income or losses might be reallocated among the unitholders. We are authorized to revise our method of allocation between transferor and transferee unitholders, as well as unitholders whose interests vary during a taxable year, to conform to a method permitted under future Treasury Regulations. A unitholder who owns Class A common units at any time during a quarter and who disposes of them prior to the record date set for a cash distribution for that quarter will be allocated items of our income, gain, loss and deductions attributable to that quarter but will not be entitled to receive that cash distribution.

Notification requirements

A unitholder who sells any of the unitholder’s Class A common units is generally required to notify us in writing of that sale within 30 days after the sale (or, if earlier, January 15 of the year following the sale). A purchaser of Class A common units who purchases Class A common units from another unitholder is also generally required to notify us in writing of that purchase within 30 days after the purchase. Upon receiving such notifications, we are required to notify the IRS of that transaction and to furnish specified information to the transferor and transferee. Failure to notify us of a purchase may, in some cases, lead to the imposition of penalties. These reporting requirements do not apply to a sale by an individual who is a citizen of the United States and who effects the sale or exchange through a broker who will satisfy these requirements.

Constructive termination

We will be considered to have technically terminated our partnership for federal income tax purposes if there is a sale or exchange of 50% or more of the total interests in our capital and profits within a twelve-month period. For purposes of determining whether the 50% threshold has been met, multiple sales of the same interest will be counted only once. Our technical termination would, among other things, result in the closing of our taxable year for all unitholders, which would result in us filing two tax returns (and our unitholders could receive two schedules K-1 if relief was not available, as described below) for one fiscal year and could result in a deferral of depreciation deductions allowable in computing our taxable income. In the case of a unitholder reporting on a taxable year other than a fiscal year ending December 31, the closing of our taxable year may also result in more than twelve months of our taxable income or loss being includable in the unitholder’s taxable income for the year of termination. Our termination currently would not affect our classification as a partnership for federal income tax purposes, but instead we would be treated as a new partnership for federal income tax purposes. If treated as a new partnership, we must make new tax elections, including a new election under Section 754 of the Internal Revenue Code, and could be subject to penalties if we are unable to determine that a termination occurred. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination that might not have otherwise applied to us as a continuing partnership. The IRS has a publicly traded partnership technical termination relief program whereby, if a publicly traded partnership that technically terminated requests publicly traded partnership technical termination relief and such relief is granted by the IRS, among other things, the partnership may only have to provide one Schedule K-1 to unitholders for the year notwithstanding two partnership tax years.

Uniformity of Class A Common Units

Because we cannot match transferors and transferees of Class A common units, we must maintain uniformity of the economic and tax characteristics of the Class A common units to a purchaser of these Class A common units. In the absence of uniformity, we may be unable to completely comply with a number of federal income tax requirements, both statutory and regulatory. Any non-uniformity could have a negative impact on the value of the units. See “—Tax Consequences of Class A Common Unit Ownership—Section 754 Election.”

Our partnership agreement permits our general partner to take positions in filing our tax returns that preserve the uniformity of our Class A common units. These positions may include reducing the depreciation, amortization or loss deductions to which a unitholder would otherwise be entitled or reporting a slower amortization of Section 743(b) adjustments for some unitholders than that to which they would otherwise be entitled. Baker & Hostetler LLP is unable to opine as to the validity of such filing positions.

A unitholder’s basis in Class A common units is reduced by its share of our deductions (whether or not such deductions were claimed on an individual income tax return) so that any position that we take that understates deductions will overstate the unitholder’s basis in the unitholder’s Class A common units, and may cause the unitholder to understate gain or overstate loss on any sale of such Class A common units. See “—Disposition of Class A Common Units—Recognition of Gain or Loss” and “—Tax Consequences of Class A Common Unit Ownership—Section 754 Election.” The IRS may challenge one or more of any positions we take to preserve the uniformity of units. If such a challenge were sustained, the uniformity of units might be affected, and, under some circumstances, the gain from the sale of units might be increased without the benefit of additional deductions.

Employee Benefit Plans, Tax-Exempt Organizations, Foreign Persons and Other Investors

Ownership of units by employee benefit plans, other tax-exempt organizations, non-resident aliens, foreign corporations and other foreign persons raises issues unique to those investors and, as described below to a limited extent, may have substantially adverse tax consequences to them. If you are a tax-exempt entity or a non-U.S. person, you should consult your tax advisor before investing in our Class A common units.

Employee benefit plans and most other organizations exempt from federal income tax, including individual retirement accounts and other retirement plans, are subject to federal income tax on unrelated business taxable income. Virtually all of our income allocated to a unitholder that is a tax-exempt organization will be unrelated business taxable income and will be taxable to it.

Non-resident aliens and foreign corporations, trusts or estates that own Class A common units will be considered to be engaged in business in the United States because of the ownership of Class A common units. As a consequence, they will be required to file federal tax returns to report their share of our income, gain, loss or deduction and pay federal income tax at regular rates on their share of our net income or gain. Moreover, under rules applicable to publicly traded partnerships, our quarterly distribution to foreign unitholders will be subject to withholding at rates up to the highest applicable effective tax rate. Each foreign unitholder must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8BEN, Form W-8BEN-E or applicable substitute form in order to obtain credit for these withholding taxes. A change in applicable law may require us to change these procedures.

In addition, because a foreign corporation that owns Class A common units will be treated as engaged in a U.S. trade or business, that corporation may be subject to the U.S. branch profits tax at a rate of 30%, in addition to regular federal income tax, on its share of our earnings and profits, as adjusted for changes in the foreign corporation’s “U.S. net equity,” that is effectively connected with the conduct of a U.S. trade or business. That tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the foreign corporate unitholder is a “qualified resident.” In addition, this type of unitholder is subject to special information reporting requirements under Section 6038C of the Internal Revenue Code.

A foreign unitholder who sells or otherwise disposes of a Class A common unit will be subject to U.S. federal income tax on gain realized from the sale or disposition of that unit to the extent the gain is effectively connected with a U.S. trade or business of the foreign unitholder. Under a ruling published by the IRS, interpreting the scope of “effectively connected income,” a foreign unitholder would be considered to be engaged in a trade or business in the United States by virtue of the U.S. activities of the partnership, and part or all of that unitholder’s gain would be effectively connected with that unitholder’s indirect U.S. trade or business. Moreover, under the Foreign Investment in Real Property Tax Act, a foreign Class A common unitholder generally will be subject to U.S. federal income tax upon the sale or disposition of a Class A common unit if (1) the foreign unitholder owned (directly or constructively applying certain attribution rules) more than 5% of our Class A common units at any time during the five-year period ending on the date of such disposition and (2) 50% or more of the fair market value of all of our assets consisted of U.S. real property interests at any time during the shorter of the period during which such unitholder held the Class A common units or the five-year period ending on the date of disposition. Currently, more than 50% of our assets consist of U.S. real property interests, and we do not expect that to change in the foreseeable future. Therefore, foreign unitholders may be subject to federal income tax on gain from the sale or disposition of their Class A common units.

Administrative Matters

Information returns and audit procedures

We intend to furnish to each unitholder, within 90 days after the close of each calendar year, specific tax information, including a Schedule K-1, which describes the unitholder’s share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each unitholder’s share of income, gain, loss and deduction. We cannot assure you that those positions will yield a result that conforms to the requirements of the Internal Revenue Code, Treasury Regulations or administrative interpretations of the IRS. Neither we nor Baker & Hostetler LLP can assure prospective unitholders that the IRS will not successfully contend in court that those positions are impermissible. Any challenge by the IRS could negatively affect the value of the units.

The IRS may audit our federal income tax information returns. Adjustments resulting from an IRS audit may require each unitholder to adjust a prior year’s tax liability, and possibly may result in an audit of the unitholder’s return. Any audit of a unitholder’s return could result in adjustments not related to our returns as well as those related to our returns.

Partnerships generally are treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings with the partners. The Internal Revenue Code requires that one partner be designated as the “Tax Matters Partner” for these purposes. Our partnership agreement names our general partner as our Tax Matters Partner.

The Tax Matters Partner has made and will make some elections on our behalf and on behalf of unitholders. In addition, the Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against unitholders for items in our returns. The Tax Matters Partner may bind a unitholder with less than a 1% profits interest in us to a settlement with the IRS unless that unitholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the unitholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any unitholder having at least a 1% interest in profits or by any group of unitholders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review will go forward, and each unitholder with an interest in the outcome may participate.

A unitholder must file a statement with the IRS identifying the treatment of any item on the unitholder’s federal income tax return that is not consistent with the treatment of the item on our return. Intentional or negligent disregard of this consistency requirement may subject a unitholder to substantial penalties.

FATCA withholding requirements

Under the Foreign Account Tax Compliance Act, or FATCA, withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as specially defined in the Internal Revenue Code) and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on interest, dividends and other fixed or determinable annual or periodical gains, profits and income from sources within the United States, or FDAP Income, or gross proceeds from the sale or other disposition of any property of a type which can produce interest or dividends from sources within the United States, or Gross Proceeds, paid to a foreign financial institution or to a “non-financial foreign entity” (as specially defined in the Internal Revenue Code), unless (1) the foreign financial institution undertakes certain diligence and reporting, (2) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to noncompliant foreign financial institutions and certain other account holders.

These rules generally will apply to payments of FDAP Income made on or after July 1, 2014 and to payments of relevant Gross Proceeds made on or after January 1, 2017. Thus, to the extent we have FDAP

Income or Gross Proceeds after these dates that are not treated as effectively connected with a U.S. trade or business (see “—Employee Benefit Plans, Tax-Exempt Organizations, Foreign Persons and Other Investors”), unitholders who are foreign financial institutions or certain other non-U.S. entities may be subject to withholding on distributions they receive from us, or their distributive share of our income, pursuant to the rules described above.

Prospective investors should consult their own tax advisors regarding the potential application of these withholding provisions to their investment in our Class A common units.

Nominee reporting

Persons who hold an interest in us as a nominee for another person are required to furnish to us:

•	the name, address and taxpayer identification number of the beneficial owner and the nominee;

•	whether the beneficial owner is:

•	a person that is not a U.S. person;

•	a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing; or

•	a tax-exempt entity;

•	the amount and description of Class A common units held, acquired or transferred for the beneficial owner; and

•	specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from dispositions.

Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on units they acquire, hold or transfer for their own account. A penalty of $100 per failure, up to a maximum of $1,500,000 per calendar year, is imposed by the Internal Revenue Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the Class A common units with the information furnished to us.

Accuracy-related penalties

An additional tax equal to 20% of the amount of any portion of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements, is imposed by the Internal Revenue Code. No penalty will be imposed, however, for any portion of an underpayment if it is shown that there was a reasonable cause for that portion and that the taxpayer acted in good faith regarding that portion.

A substantial understatement of income tax in any taxable year exists if the amount of the understatement exceeds:

•	for individuals, the greater of 10% of the tax required to be shown on the return for the taxable year and $5,000; or

•	for most corporations, the lesser of 10% of the tax required to be shown of the return (or $10,000, if greater) and $10 million.

For persons other than “tax shelters” (as defined under the penalty rules), the amount of any understatement subject to penalty generally is reduced if any portion is attributable to a position adopted on the return:

•	for which there is, or was, “substantial authority,” or

•	as to which there is a reasonable basis and the pertinent facts of that position are disclosed on the return.

We believe we are not a “tax shelter” under these rules. If any item of income, gain, loss or deduction included in the distributive shares of unitholders might result in that kind of an “understatement” of income for which no “substantial authority” exists, we must disclose the pertinent facts on our return. In addition, we will make a reasonable effort to furnish sufficient information for unitholders to make adequate disclosure on their returns and to take other actions as may be appropriate to permit unitholders to avoid liability for this penalty.

A substantial valuation misstatement exists if (1) the value of any property, or the adjusted basis of any property, claimed on a tax return is 150% or more of the amount determined to be the correct amount of the valuation or adjusted basis, (2) the price for any property or services (or for the use of property) claimed on any such return with respect to any transaction between persons described in Internal Revenue Code Section 482 is 200% or more (or 50% or less) of the amount determined under Section 482 to be the correct amount of such price, or (3) the net Internal Revenue Code Section 482 transfer price adjustment for the taxable year exceeds the lesser of $5 million or 10% of the taxpayer’s gross receipts. No penalty is imposed unless the portion of the underpayment attributable to a substantial valuation misstatement exceeds $5,000 ($10,000 for most corporations). If the valuation claimed on a return is 200% or more than the correct valuation or certain other thresholds are met, the penalty imposed increases to 40%. We do not anticipate making any valuation misstatements.

In addition, the 20% accuracy-related penalty also applies to any portion of an underpayment of tax that is attributable to transactions lacking economic substance. To the extent that such transactions are not disclosed, the penalty imposed is increased to 40%. Additionally, there is no reasonable cause defense to the imposition of this penalty to such transactions.

Reportable transactions

If we were to engage in a “reportable transaction,” we (and possibly you and others) would be required to make a detailed disclosure of the transaction to the IRS. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a “listed transaction” or that it produces certain kinds of losses for partnerships, individuals, S corporations, and trusts in excess of $2 million in any single year, or $4 million in any combination of six successive tax years. Our participation in a reportable transaction could increase the likelihood that our federal income tax information return (and possibly your tax return) would be audited by the IRS. See “—Administrative Matters—Information Returns and Audit Procedures.”

Moreover, if we were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, you may be subject to the following additional consequences:

•	accuracy-related penalties with a broader scope, significantly narrower exceptions, and potentially greater amounts than described above at “—Administrative Matters—Accuracy-Related Penalties”;

•	for those persons otherwise entitled to deduct interest on federal tax deficiencies, nondeductibility of interest on any resulting tax liability; and

•	in the case of a listed transaction, an extended statute of limitations.

We do not expect to engage in any “reportable transactions.”

Legislative Developments

The present federal income tax treatment of publicly traded partnerships, including us, or an investment in our Class A common units may be modified by administrative, legislative or judicial interpretation at any time.

For example, from time to time, members of the U.S. Congress propose and consider substantive changes to the existing federal income tax laws that affect publicly traded partnerships. Any modification to the federal income tax laws and interpretations thereof may or may not be retroactively applied and could make it more difficult or impossible to meet the exception for us to be treated as a partnership for federal income tax purposes. See “—Partnership Status.” We are unable to predict whether any such changes will ultimately be enacted. It is possible, however, that a change in law could affect us, and any such changes could negatively impact the value of an investment in our Class A common units.

State, Local, Foreign and Other Tax Considerations

In addition to federal income taxes, you likely will be subject to other taxes, such as state, local and foreign income taxes, unincorporated business taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which we do business or own property or in which you are a resident. Although an analysis of those various taxes is not presented here, each prospective unitholder should consider their potential impact on the prospective unitholder’s investment in us. We currently own property or do business in over 36 states. Most of these states impose an income tax on corporations and other entities, and most of these states also impose a personal income tax on individuals. We may also own property or do business in other jurisdictions in the future. Although you may not be required to file a return and pay taxes in some jurisdictions because your income from that jurisdiction falls below the filing and payment requirement, you may be required to file income tax returns and to pay income taxes in many of these jurisdictions in which we do business or own property now or in the future and may be subject to penalties for failure to comply with those requirements. In some jurisdictions, tax losses may not produce a tax benefit in the year incurred and may not be available to offset income in subsequent taxable years. Some of the jurisdictions may require us, or we may elect, to withhold a percentage of income from amounts to be distributed to a unitholder who is not a resident of the jurisdiction. Withholding, the amount of which may be greater or less than a particular unitholder’s income tax liability to the jurisdiction, generally does not relieve a nonresident unitholder from the obligation to file an income tax return. Amounts withheld will be treated as if distributed to unitholders for purposes of determining the amounts distributed by us. See “—Tax Consequences of Class A Common Unit Ownership—Entity-Level Collections.” Based on current law and our estimate of our future operations, our general partner anticipates that any amounts required to be withheld will not be material.

It is the responsibility of each unitholder to investigate the legal and tax consequences, under the laws of pertinent states, localities and foreign jurisdictions, of the unitholder’s investment in us. Accordingly, each prospective unitholder is urged to consult a tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each unitholder to file all state, local and foreign, as well as U.S. federal tax returns that may be required of the unitholder. Baker & Hostetler LLP has not rendered an opinion on the state, local or foreign tax consequences of an investment in us.

Debt Securities

A description of the material federal income tax consequences of the acquisition, ownership and disposition of debt securities will be set forth in the prospectus supplement relating to the offering of debt securities.

THE PRECEDING SUMMARY OF VARIOUS U.S. FEDERAL INCOME TAX CONSEQUENCES RELATED TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF CLASS A COMMON UNITS IS SOLELY FOR GENERAL INFORMATION ONLY, AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE. THIS SUMMARY DOES NOT ADDRESS ALL THE TAX CONSEQUENCES THAT MAY BE IMPORTANT TO A PARTICULAR HOLDER IN LIGHT OF THE HOLDER’S INVOLVEMENT WITH THE ISSUER OR OTHER CIRCUMSTANCES. ACCORDINGLY, PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN TAX ADVISORS ON THE U.S. FEDERAL, STATE AND LOCAL AND FOREIGN TAX CONSEQUENCES OF THEIR PURCHASE, OWNERSHIP AND DISPOSITION OF THE CLASS A COMMON UNITS, AND ON THE CONSEQUENCES OF ANY CHANGES IN APPLICABLE LAW.

LEGAL MATTERS

The validity of the securities offered pursuant to this prospectus may be passed upon for us by Baker & Hostetler LLP and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses (other than underwriting discounts and commissions) to be incurred by Midcoast Partners in connection with the securities being registered under this registration statement. Midcoast Partners has agreed to bear the expenses of the registration of the securities.

SEC registration fee	$174,300
Accounting fees and expenses	$30,000
Legal fees and expenses	$75,000
Printing expenses	$10,000
Miscellaneous fees and expenses	$7,000

Total	$296,300

Item 15.	Indemnification of Directors and Officers

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited partnership agreement, a Delaware limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever. The partnership agreement of Midcoast Partners provides that Midcoast Partners will indemnify (to the fullest extent permitted by applicable law) the following certain persons (each, an “Indemnitee”) from and against all losses, claims, damages or similar events: our general partner; any departing general partner; any person who is or was an affiliate of our general partner or any departing general partner; any person who is or was a director, officer, managing member, manager, general partner, fiduciary or trustee of us or our subsidiaries, an affiliate of us or our subsidiaries or any aforementioned entity; any person who is or was serving as director, officer, managing member, manager, general partner, fiduciary or trustee of another person owing a fiduciary duty to us or any of our subsidiaries at the request of our general partner or any departing general partner or any of their affiliates, excluding any such person providing, on a fee-for-service basis, trustee, fiduciary of custodial services; and any person designated by our general partner because such person’s status, service or relationship expose such person to potential claims or suits relating to our or our subsidiaries’ business and affairs. This indemnity is available only if the Indemnitee acted in good faith, in a manner in which such Indemnitee believed to be in, or not opposed to, the best interests of Midcoast Partners and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. Midcoast Partners will, to the extent commercially reasonable, purchase and maintain insurance on behalf of the Indemnitees, whether or not Midcoast Partners would have the power to indemnify such Indemnitees against liability under the partnership agreement.

Item 16.	Exhibits

Reference is made to the Index to Exhibits following the signature page, which Index is hereby incorporated into this item.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 14, 2014.

MIDCOAST ENERGY PARTNERS, L.P.

By: MIDCOAST HOLDINGS, L.L.C., its general partner

By:	/s/ C. Gregory Harper
C. Gregory Harper Principal Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints C. Gregory Harper and E. Chris Kaitson, and each of them, any of whom may act without the joinder of the other, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title (of Midcoast Holdings, L.L.C.)	Date

/s/ C. Gregory Harper C. Gregory Harper	Principal Executive Officer and Director	November 14, 2014

/s/ Stephen J. Neyland Stephen J. Neyland	Vice President—Finance (Principal Financial Officer)	November 14, 2014

/s/ Noor S. Kaissi Noor S. Kaissi	Controller (Principal Accounting Officer)	November 14, 2014

/s/ Dan A. Westbrook Dan A. Westbrook	Director	November 14, 2014

/s/ John A. Crum John A. Crum	Director	November 14, 2014

Signature	Title (of Midcoast Holdings, L.L.C.)	Date

/s/ J. Herbert England J. Herbert England	Director	November 14, 2014

/s/ James G. Ivey James G. Ivey	Director	November 14, 2014

/s/ Mark A. Maki Mark A. Maki	Senior Vice President and Director	November 14, 2014

/s/ Terrance L. McGill Terrance L. McGill	President and Chief Commercial Officer and Director	November 14, 2014

/s/ Edmund P. Segner III Edmund P. Segner III	Director	November 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 14, 2014.

ELTM, L.P.

By: Enbridge Holdings (Texas Systems) L.L.C., its general partner

By:	/s/ Terrance L. McGill
Terrance L. McGill President and Chief Commercial Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints C. Gregory Harper and E. Chris Kaitson, and each of them, any of whom may act without the joinder of the other, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title (of Enbridge Holdings (Texas Systems) L.L.C.)	Date

/s/ Terrance L. McGill Terrance L. McGill	President and Chief Commercial Officer (Principal Executive Officer)	November 14, 2014

/s/ Stephen J. Neyland Stephen J. Neyland	Vice President—Finance (Principal Financial and Accounting Officer)	November 14, 2014

/s/ Mark A. Maki Mark A. Maki	Senior Vice President of Midcoast OLP GP, L.L.C., as general partner of Midcoast Operating, L.P., as sole member of Enbridge Holdings (Texas Systems) L.L.C.	November 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 14, 2014.

Enbridge Energy Marketing, L.L.C.

By:	/s/ Terrance L. McGill
Terrance L. McGill President and Chief Commercial Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints C. Gregory Harper and E. Chris Kaitson, and each of them, any of whom may act without the joinder of the other, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Terrance L. McGill Terrance L. McGill	President and Chief Commercial Officer (Principal Executive Officer)	November 14, 2014

/s/ Stephen J. Neyland Stephen J. Neyland	Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)	November 14, 2014

/s/ Mark A. Maki Mark A. Maki	Senior Vice President of Midcoast OLP GP, L.L.C., as general partner of Midcoast Operating, L.P., as sole member of Enbridge Energy Marketing, L.L.C.	November 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 14, 2014.

Enbridge G & P (East Texas) L.P.

By: Enbridge Holdings (Texas Systems) L.L.C., its general partner

By:	/s/ Terrance L. McGill
Terrance L. McGill President and Chief Commercial Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints C. Gregory Harper and E. Chris Kaitson, and each of them, any of whom may act without the joinder of the other, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title (of Enbridge Holdings (Texas Systems) L.L.C.)	Date

/s/ Terrance L. McGill Terrance L. McGill	President and Chief Commercial Officer (Principal Executive Officer)	November 14, 2014

/s/ Stephen J. Neyland Stephen J. Neyland	Vice President—Finance (Principal Financial and Accounting Officer)	November 14, 2014

/s/ Mark A. Maki Mark A. Maki	Senior Vice President of Midcoast OLP GP, L.L.C., as general partner of Midcoast Operating, L.P., as sole member of Enbridge Holdings (Texas Systems) L.L.C.	November 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 14, 2014.

Enbridge G & P (North Texas) L.P.

By: Enbridge Holdings (Texas Systems) L.L.C., its general partner

By:	/s/ Terrance L. McGill
Terrance L. McGill President and Chief Commercial Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints C. Gregory Harper and E. Chris Kaitson, and each of them, any of whom may act without the joinder of the other, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title (of Enbridge Holdings (Texas Systems) L.L.C.)	Date

/s/ Terrance L. McGill Terrance L. McGill	President and Chief Commercial Officer (Principal Executive Officer)	November 14, 2014

/s/ Stephen J. Neyland Stephen J. Neyland	Vice President—Finance (Principal Financial and Accounting Officer)	November 14, 2014

/s/ Mark A. Maki Mark A. Maki	Senior Vice President of Midcoast OLP GP, L.L.C., as general partner of Midcoast Operating, L.P., as sole member of Enbridge Holdings (Texas Systems) L.L.C.	November 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 14, 2014.

Enbridge G & P (Oklahoma) L.P.

By: Enbridge Holdings (Texas Systems) L.L.C., its general partner

By:	/s/ Terrance L. McGill
Terrance L. McGill President and Chief Commercial Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints C. Gregory Harper and E. Chris Kaitson, and each of them, any of whom may act without the joinder of the other, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title (of Enbridge Holdings (Texas Systems) L.L.C.)	Date

/s/ Terrance L. McGill Terrance L. McGill	President and Chief Commercial Officer (Principal Executive Officer)	November 14, 2014

/s/ Stephen J. Neyland Stephen J. Neyland	Vice President—Finance (Principal Financial and Accounting Officer)	November 14, 2014

/s/ Mark A. Maki Mark A. Maki	Senior Vice President of Midcoast OLP GP, L.L.C., as general partner of Midcoast Operating, L.P., as sole member of Enbridge Holdings (Texas Systems) L.L.C.	November 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 14, 2014.

Enbridge Gathering (North Texas) L.P.

By: Enbridge Holdings (Texas Systems) L.L.C., its general partner

By:	/s/ Terrance L. McGill
Terrance L. McGill President and Chief Commercial Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints C. Gregory Harper and E. Chris Kaitson, and each of them, any of whom may act without the joinder of the other, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title (of Enbridge Holdings (Texas Systems) L.L.C.)	Date

/s/ Terrance L. McGill Terrance L. McGill	President and Chief Commercial Officer (Principal Executive Officer)	November 14, 2014

/s/ Stephen J. Neyland Stephen J. Neyland	Vice President—Finance (Principal Financial and Accounting Officer)	November 14, 2014

/s/ Mark A. Maki Mark A. Maki	Senior Vice President of Midcoast OLP GP, L.L.C., as general partner of Midcoast Operating, L.P., as sole member of Enbridge Holdings (Texas Systems) L.L.C.	November 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 14, 2014.

Enbridge Holdings (Texas Systems) L.L.C.

By:	/s/ Terrance L. McGill
Terrance L. McGill President and Chief Commercial Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints C. Gregory Harper and E. Chris Kaitson, and each of them, any of whom may act without the joinder of the other, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Terrance L. McGill Terrance L. McGill	President and Chief Commercial Officer (Principal Executive Officer)	November 14, 2014

/s/ Stephen J. Neyland Stephen J. Neyland	Vice President—Finance (Principal Financial and Accounting Officer)	November 14, 2014

/s/ Mark A. Maki Mark A. Maki	Senior Vice President of Midcoast OLP GP, L.L.C., as general partner of Midcoast Operating, L.P., as sole member of Enbridge Holdings (Texas Systems) L.L.C.	November 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 14, 2014.

Enbridge Liquids Marketing (North Texas) L.P.

By: Enbridge Holdings (Texas Systems) L.L.C., its general partner

By:	/s/ Terrance L. McGill
Terrance L. McGill President and Chief Commercial Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints C. Gregory Harper and E. Chris Kaitson, and each of them, any of whom may act without the joinder of the other, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title (of Enbridge Holdings (Texas Systems) L.L.C.)	Date

/s/ Terrance L. McGill Terrance L. McGill	President and Chief Commercial Officer (Principal Executive Officer)	November 14, 2014

/s/ Stephen J. Neyland Stephen J. Neyland	Vice President—Finance (Principal Financial and Accounting Officer)	November 14, 2014

/s/ Mark A. Maki Mark A. Maki	Senior Vice President of Midcoast OLP GP, L.L.C., as general partner of Midcoast Operating, L.P., as sole member of Enbridge Holdings (Texas Systems) L.L.C.	November 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 14, 2014.

Enbridge Marketing (North Texas) L.P.

By: Enbridge Holdings (Texas Systems) L.L.C., its general partner

By:	/s/ Terrance L. McGill
Terrance L. McGill President and Chief Commercial Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints C. Gregory Harper and E. Chris Kaitson, and each of them, any of whom may act without the joinder of the other, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title (of Enbridge Holdings (Texas Systems) L.L.C.)	Date

/s/ Terrance L. McGill Terrance L. McGill	President and Chief Commercial Officer (Principal Executive Officer)	November 14, 2014

/s/ Stephen J. Neyland Stephen J. Neyland	Vice President—Finance (Principal Financial and Accounting Officer)	November 14, 2014

/s/ Mark A. Maki Mark A. Maki	Senior Vice President of Midcoast OLP GP, L.L.C., as general partner of Midcoast Operating, L.P., as sole member of Enbridge Holdings (Texas Systems) L.L.C.	November 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 14, 2014.

Enbridge Marketing (U.S.) L.L.C.

By:	/s/ Janet Coy
Janet Coy President

POWER OF ATTORNEY

Each person whose signature appears below appoints C. Gregory Harper and E. Chris Kaitson, and each of them, any of whom may act without the joinder of the other, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Janet Coy Janet Coy	President (Principal Executive Officer)	November 14, 2014

/s/ Stephen J. Neyland Stephen J. Neyland	Treasurer & Chief Financial Officer (Principal Financial and Accounting Officer)	November 14, 2014

/s/ Mark A. Maki Mark A. Maki	Senior Vice President of Midcoast OLP GP, L.L.C., as general partner of Midcoast Operating, L.P., as sole member of Enbridge Holdings (Texas Systems) L.L.C., sole member of Enbridge Marketing (U.S.) L.L.C.	November 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 14, 2014.

Enbridge Marketing (U.S.) L.P.

By: Enbridge Marketing (U.S.) L.L.C., its general partner

By:	/s/ Janet Coy
Janet Coy President

POWER OF ATTORNEY

Each person whose signature appears below appoints C. Gregory Harper and E. Chris Kaitson, and each of them, any of whom may act without the joinder of the other, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title (of Enbridge Marketing (U.S.) L.L.C.)	Date

/s/ Janet Coy Janet Coy	President (Principal Executive Officer)	November 14, 2014

/s/ Stephen J. Neyland Stephen J. Neyland	Treasurer & Chief Financial Officer (Principal Financial and Accounting Officer)	November 14, 2014

/s/ Mark A. Maki Mark A. Maki	Senior Vice President of Midcoast OLP GP, L.L.C., as general partner of Midcoast Operating, L.P., as sole member of Enbridge Holdings (Texas Systems) L.L.C., sole member of Enbridge Marketing (U.S.) L.L.C.	November 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 14, 2014.

Enbridge Partners Risk Management, L.P.

By: Enbridge Holdings (Texas Systems) L.L.C., its general partner

By:	/s/ Terrance L. McGill
Terrance L. McGill President and Chief Commercial Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints C. Gregory Harper and E. Chris Kaitson, and each of them, any of whom may act without the joinder of the other, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title (of Enbridge Holdings (Texas Systems) L.L.C.)	Date

/s/ Terrance L. McGill Terrance L. McGill	President and Chief Commercial Officer (Principal Executive Officer)	November 14, 2014

/s/ Stephen J. Neyland Stephen J. Neyland	Vice President—Finance (Principal Financial and Accounting Officer)	November 14, 2014

/s/ Mark A. Maki Mark A. Maki	Senior Vice President of Midcoast OLP GP, L.L.C., as general partner of Midcoast Operating, L.P., as sole member of Enbridge Holdings (Texas Systems) L.L.C.	November 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 14, 2014.

Enbridge Pipelines (East Texas) L.P.

By: Enbridge Holdings (Texas Systems) L.L.C., its general partner

By:	/s/ Terrance L. McGill
Terrance L. McGill President and Chief Commercial Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints C. Gregory Harper and E. Chris Kaitson, and each of them, any of whom may act without the joinder of the other, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title (of Enbridge Holdings (Texas Systems) L.L.C.)	Date

/s/ Terrance L. McGill Terrance L. McGill	President and Chief Commercial Officer (Principal Executive Officer)	November 14, 2014

/s/ Stephen J. Neyland Stephen J. Neyland	Vice President—Finance (Principal Financial and Accounting Officer)	November 14, 2014

/s/ Mark A. Maki Mark A. Maki	Senior Vice President of Midcoast OLP GP, L.L.C., as general partner of Midcoast Operating, L.P., as sole member of Enbridge Holdings (Texas Systems) L.L.C.	November 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 14, 2014.

Enbridge Pipelines (Louisiana Liquids) L.L.C.

By:	/s/ Terrance L. McGill
Terrance L. McGill President and Chief Commercial Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints C. Gregory Harper and E. Chris Kaitson, and each of them, any of whom may act without the joinder of the other, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Terrance L. McGill Terrance L. McGill	President and Chief Commercial Officer (Principal Executive Officer)	November 14, 2014

/s/ Stephen J. Neyland Stephen J. Neyland	Vice President—Finance (Principal Financial and Accounting Officer)	November 14, 2014

/s/ Mark A. Maki Mark A. Maki	Senior Vice President of Midcoast OLP GP, L.L.C., as general partner of Midcoast Operating, L.P., as sole member of Enbridge Pipelines (Louisiana Liquids) L.L.C.	November 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 14, 2014.

Enbridge Pipelines (North Texas) L.P.

By: Enbridge Holdings (Texas Systems) L.L.C., its general partner

By:	/s/ Terrance L. McGill
Terrance L. McGill President and Chief Commercial Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints C. Gregory Harper and E. Chris Kaitson, and each of them, any of whom may act without the joinder of the other, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title (of Enbridge Holdings (Texas Systems) L.L.C.)	Date

/s/ Terrance L. McGill Terrance L. McGill	President and Chief Commercial Officer (Principal Executive Officer)	November 14, 2014

/s/ Stephen J. Neyland Stephen J. Neyland	Vice President—Finance (Principal Financial and Accounting Officer)	November 14, 2014

/s/ Mark A. Maki Mark A. Maki	Senior Vice President of Midcoast OLP GP, L.L.C., as general partner of Midcoast Operating, L.P., as sole member of Enbridge Holdings (Texas Systems) L.L.C.	November 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 14, 2014.

Enbridge Pipelines (Oklahoma Transmission) L.L.C.

By:	/s/ Terrance L. McGill
Terrance L. McGill President and Chief Commercial Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints C. Gregory Harper and E. Chris Kaitson, and each of them, any of whom may act without the joinder of the other, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Terrance L. McGill Terrance L. McGill	President and Chief Commercial Officer (Principal Executive Officer)	November 14, 2014

/s/ Stephen J. Neyland Stephen J. Neyland	Vice President—Finance (Principal Financial and Accounting Officer)	November 14, 2014

/s/ Terrance L. McGill Terrance L. McGill	President and Chief Commercial Officer of Enbridge Holdings (Texas Systems) L.L.C., as general partner of Enbridge G & P (Oklahoma) L.P., as sole member of Enbridge Pipelines (Oklahoma Transmission) L.L.C.	November 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 14, 2014.

Enbridge Pipelines (Texas Gathering) L.P.

By: Enbridge Holdings (Texas Systems) L.L.C., its general partner

By:	/s/ Terrance L. McGill
Terrance L. McGill President and Chief Commercial Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints C. Gregory Harper and E. Chris Kaitson, and each of them, any of whom may act without the joinder of the other, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title (of Enbridge Holdings (Texas Systems) L.L.C.)	Date

/s/ Terrance L. McGill Terrance L. McGill	President and Chief Commercial Officer (Principal Executive Officer)	November 14, 2014

/s/ Stephen J. Neyland Stephen J. Neyland	Vice President—Finance (Principal Financial and Accounting Officer)	November 14, 2014

/s/ Mark A. Maki Mark A. Maki	Senior Vice President of Midcoast OLP GP, L.L.C., as general partner of Midcoast Operating, L.P., as sole member of Enbridge Holdings (Texas Systems) L.L.C.	November 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 14, 2014.

Enbridge Pipelines (Texas Intrastate) L.P.

By: Enbridge Holdings (Texas Systems) L.L.C., its general partner

By:	/s/ Terrance L. McGill
Terrance L. McGill President and Chief Commercial Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints C. Gregory Harper and E. Chris Kaitson, and each of them, any of whom may act without the joinder of the other, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title (of Enbridge Holdings (Texas Systems) L.L.C.)	Date

/s/ Terrance L. McGill Terrance L. McGill	President and Chief Commercial Officer (Principal Executive Officer)	November 14, 2014

/s/ Stephen J. Neyland Stephen J. Neyland	Vice President—Finance (Principal Financial and Accounting Officer)	November 14, 2014

/s/ Mark A. Maki Mark A. Maki	Senior Vice President of Midcoast OLP GP, L.L.C., as general partner of Midcoast Operating, L.P., as sole member of Enbridge Holdings (Texas Systems) L.L.C.	November 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 14, 2014.

Enbridge Pipelines (Texas Liquids) L.P.

By: Enbridge Holdings (Texas Systems) L.L.C., its general partner

By:	/s/ Terrance L. McGill
Terrance L. McGill President and Chief Commercial Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints C. Gregory Harper and E. Chris Kaitson, and each of them, any of whom may act without the joinder of the other, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title (of Enbridge Holdings (Texas Systems) L.L.C.)	Date

/s/ Terrance L. McGill Terrance L. McGill	President and Chief Commercial Officer (Principal Executive Officer)	November 14, 2014

/s/ Stephen J. Neyland Stephen J. Neyland	Vice President—Finance (Principal Financial and Accounting Officer)	November 14, 2014

/s/ Mark A. Maki Mark A. Maki	Senior Vice President of Midcoast OLP GP, L.L.C., as general partner of Midcoast Operating, L.P., as sole member of Enbridge Holdings (Texas Systems) L.L.C.	November 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 14, 2014.

H&W Pipeline, L.L.C.

By:	/s/ Terrance L. McGill
Terrance L. McGill President and Chief Commercial Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints C. Gregory Harper and E. Chris Kaitson, and each of them, any of whom may act without the joinder of the other, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Terrance L. McGill Terrance L. McGill	President and Chief Commercial Officer (Principal Executive Officer)	November 14, 2014

/s/ Stephen J. Neyland Stephen J. Neyland	Vice President—Finance (Principal Financial and Accounting Officer)	November 14, 2014

/s/ Mark A. Maki Mark A. Maki	Senior Vice President of Midcoast OLP GP, L.L.C., as general partner of Midcoast Operating, L.P., as sole member of H&W Pipeline, L.L.C.	November 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 14, 2014.

Midcoast Operating, L.P.

By: Midcoast OLP GP, L.L.C., its general partner

By:	/s/ Terrance L. McGill
Terrance L. McGill President and Chief Commercial Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints C. Gregory Harper and E. Chris Kaitson, and each of them, any of whom may act without the joinder of the other, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title (of Midcoast OLP GP, L.L.C.)	Date

/s/ Terrance L. McGill Terrance L. McGill	President and Chief Commercial Officer (Principal Executive Officer)	November 14, 2014

/s/ Stephen J. Neyland Stephen J. Neyland	Vice President—Finance (Principal Financial and Accounting Officer)	November 14, 2014

/s/ Mark A. Maki Mark A. Maki	Senior Vice President of Midcoast Holdings, L.L.C., as general partner of Midcoast Energy Partners, L.P. as sole member of Midcoast OLP GP, L.L.C., as general partner of Midcoast Operating, L.P.	November 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 14, 2014.

Midcoast OLP GP, L.L.C.

By:	/s/ Terrance L. McGill
Terrance L. McGill President and Chief Commercial Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints C. Gregory Harper and E. Chris Kaitson, and each of them, any of whom may act without the joinder of the other, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Terrance L. McGill Terrance L. McGill	President and Chief Commercial Officer (Principal Executive Officer)	November 14, 2014

/s/ Stephen J. Neyland Stephen J. Neyland	Vice President—Finance (Principal Financial and Accounting Officer)	November 14, 2014

/s/ Mark A. Maki Mark A. Maki	Senior Vice President of Midcoast Holdings, L.L.C., general partner of Midcoast Energy Partners, L.P., as sole member of Midcoast OLP GP, L.L.C.	November 14, 2014

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Certificate of Limited Partnership of Midcoast Energy Partners, L.P., dated May 30, 2013 (incorporated by reference to Exhibit 3.1 of our Registration Statement on Form S-1 (Registration No. 333-189341), initially filed on June 14, 2013, as amended).

4.2	First Amended and Restated Agreement of Limited Partnership of Midcoast Energy Partners, L.P. dated November 13, 2013 (incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K, filed on November 18, 2013).

4.3	Specimen Unit Certificate for the Class A Common Units (included as Exhibit A to the Form of First Amended and Restated Agreement of Limited Partnership of the Registrant) (incorporated herein by reference to Appendix A of the First Amended and Restated Agreement of Limited Partnership of Midcoast Energy Partners, L.P. under Exhibit 3.1 of our Current Report on Form 8-K, filed on November 18, 2013).

4.4**	Form of Senior Indenture between Midcoast Energy Partners, L.P. and U.S. Bank National Association, as trustee.

4.5**	Form of Subordinated Indenture between Midcoast Energy Partners, L.P. and U.S. Bank National Association, as trustee.

5.1**	Opinion of Baker & Hostetler LLP.

8.1**	Opinion of Baker & Hostetler LLP regarding tax matters.

12.1**	Statement Regarding Computation of Ratios of Earnings to Fixed Charges.

23.1**	Consent of PricewaterhouseCoopers LLP.

23.2**	Consent of Baker & Hostetler LLP (included in Exhibits 5.1 and 8.1).

24.1**	Powers of Attorney (included on the signature pages of this Registration Statement).

25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, relating to the Form of Senior Indenture and Form of Subordinated Indenture.

**	Filed herewith.

E-1